Exhibit 4.19

LKQ DUTCH BOND B.V.
as Issuer,
LKQ CORPORATION
as Parent Guarantor,
the other Guarantors named herein
[________________________________]
as Trustee
and
[________________________________]
as Paying Agent and Registrar
______________________________________
INDENTURE
Dated as of [____________]
______________________________________

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-ii-

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EXHIBITS

Exhibit A.	Form of Legend for Global Note	A-1
Exhibit B.	Form of Supplemental Indenture to be Delivered by Subsequent Guarantors	B-1
Exhibit C.	Form of Compliance Certificate	C-1
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Reconciliation and tie between Trust Indenture Act and this Indenture1.

TIA Section		Indenture Section

310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.10
	(b)	7.10
	(b)(1)	7.10
311	(a)	7.11
	(b)	7.11
312	(a)	2.07
	(b)	11.03
	(c)	11.03
313	(a)	7.06
	(b)(1)	N.A.
	(b)(2)	7.06
	(c)	7.06; 11.01
	(d)	7.06
314	(a)	4.06; 4.11(b)
	(b)	N.A.
	(c)(1)	11.04(1)
	(c)(2)	11.04(2)
	(c)(3)	N.A.
	(d)	N.A.
	(e)	11.05
	(f)	N.A.
315	(a)	7.01(b)
	(b)	7.05
	(c)	7.01(a)
	(d)	7.01(c)
	(e)	6.12
316	(a) (last sentence)	2.11
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04(a)
	(a)(2)	N.A.
1 Note: “N.A.” means not applicable. This reconciliation and tie table shall not, for any purpose, be deemed to be a part of this Indenture
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	(b)	6.08
	(c)	8.04(b)
317	(a)(1)	6.09
	(a)(2)	6.10
	(b)	2.06; 7.10
318	(a)	11.17
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INDENTURE, dated as of [__________________], by and among LKQ Dutch Bond B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands (the “Issuer”), LKQ Corporation, a Delaware corporation (the “Parent Guarantor”), the other Guarantors (as defined below), [________________________________], as trustee (the “Trustee”), and [________________________________], as paying agent and registrar.
WHEREAS, the Issuer has duly authorized the issue from time to time of its debentures, notes or other evidences of indebtedness to be issued in one or more series (the “Securities”), to be fully and unconditionally guaranteed by the Guarantors, up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture and to provide, among other things, for the authentication, delivery and administration thereof, the Issuer and the Guarantors have duly authorized the execution and delivery of this Indenture; and
WHEREAS, all things necessary to make this Indenture a valid indenture and agreement according to its terms have been done.
NOW, THEREFORE, in consideration of the premises and the purchases of the Securities by the holders thereof, the Issuer, the Guarantors and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Securities or of any and all series thereof as follows:
ARTICLE ONE
DEFINITIONS AND INCORPORATION BY REFERENCE
SECTION 1.01.    Definitions.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
“Agent” means any Registrar, Paying Agent, or agent for service or notices and demands.
“Agent Members” has the meaning set forth in Section 2.17.
“amend” means to amend, supplement, restate, amend and restate or otherwise modify; and “amendment” shall have a correlative meaning.

“Applicable Procedures” means with respect to any transfer, redemption or exchange of or for beneficial interests in any Global Security, the rules and procedures of the Common Depositary that apply to such transfer, redemption or exchange.
“asset” means any asset or property, whether real, personal or mixed, tangible or intangible.
“Attributable Debt” means, in respect of a Sale and Leaseback Transaction, at the time of determination, the present value discounted at the rate of interest implicit in the terms of the lease (as determined in good faith by the Issuer) of the obligations of the lessee under such lease for net rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the Issuer’s option, be extended).
“Bankruptcy Law” means Title 11 of the United States Code, as amended, or any similar federal, state, local or foreign law for the relief of debtors and any bankruptcy (faillissement), suspension of payments (surseance van betaling) under the Dutch Bankruptcy Act (Faillissementswet) or any insolvency proceedings within the meaning of Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast).
“Board of Directors” means, with respect to any Person, the board of directors or comparable governing body of such Person.
“Board Resolution” means one or more resolutions of the Board of Directors of the Issuer or any Guarantor, as applicable, certified by the secretary, an assistant secretary, or any other authorized signatory, to have been duly adopted and to be in full force and effect on the date of certification, and delivered to the Trustee.
“Business Day” has the meaning set forth in Section 11.07.
“CAD Note” means that certain credit agreement, dated as of March 27, 2023, as such agreement may be amended or refinanced, including any agreement(s) extending the maturity of or refinancing (including increasing the amount of available borrowings thereunder or adding Subsidiaries as borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement bank credit agreement(s) and whether by the same or any other agent, lender or group of lenders or creditor or group of creditors, by and among the Issuer, the lenders from time to time party thereto, Wells Fargo Bank, National Association, as administrative agent, Bank of America, N.A., as syndication agent, Capital One, N.A., MUFG Bank, Ltd., PNC Bank, National Association and Truist Bank, as documentation agents, and BofA Securities, Inc., Wells Fargo Securities, LLC, Capital One, N.A., MUFG Bank, Ltd., PNC Capital Markets LLC and Truist Securities, Inc., as joint bookrunners and joint lead arrangers.
“Capital Markets Debt” means any debt for borrowed money of the Parent Guarantor or any of its Subsidiaries that (a) is in the form of, or represented by, bonds, notes, debentures or other securities (other than promissory notes or similar evidences of debt under a credit agreement) and (b) has an aggregate principal amount outstanding of (i) at least $25 million, at any time that any Existing Notes remain outstanding or (ii) at least $50 million at any time that no Existing Notes remain outstanding.
“Capital Stock” means:
(1)    in the case of a corporation, corporate stock;
(2)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; and
(3)    in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited).
“Capitalized Lease” means a lease required to be capitalized for financial reporting purposes in accordance with GAAP.
“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.
“Captive Insurance Subsidiary” means any Wholly Owned Subsidiary of the Parent Guarantor that (i) is maintained as a special purpose self-insurance subsidiary, (ii) is designated by the Parent Guarantor as a captive insurance company as provided in this definition below, and (iii) in respect of which (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (x) is guaranteed by the Parent Guarantor or any Subsidiary of the Parent Guarantor, (y) is recourse to or obligates the Parent Guarantor or any Subsidiary of the Parent Guarantor as a guarantor or co-obligor in any way or (z) subjects any property or asset of the Issuer or any Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, (b) neither the Parent Guarantor nor any Subsidiary of the Parent Guarantor has any contract, agreement, arrangement or understanding on terms less favorable to the Issuer or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Issuer, and (c) neither the Parent Guarantor nor any Subsidiary of the Parent Guarantor has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation shall be evidenced to the Trustee by filing with the Trustee an Officer’s Certificate certifying that, to the best of such Officer’s knowledge and belief after consultation with counsel, such designation complied with the foregoing conditions.
“Change of Control” means the occurrence of any of the following:
(1)    the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Parent Guarantor and its Subsidiaries, taken as a whole, to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) other than the Parent Guarantor or one of its Subsidiaries;
(2)    the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Parent Guarantor’s outstanding Voting Stock or any other Voting Stock into which its Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;
(3)    the Parent Guarantor consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Parent Guarantor, in any such event pursuant to a transaction in which any of its outstanding Voting Stock (or any other Voting Stock into which its Voting Stock is reclassified, consolidated, exchanged or changed) or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of its Voting Stock (or any other Voting Stock into which its Voting Stock is reclassified, consolidated, exchanged or changed) outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction;
(4)    the adoption of a plan relating to the liquidation or dissolution of the Issuer or the Parent Guarantor;
(5)    the first day on which a majority of the members of the Parent Guarantor’s Board of Directors are not Continuing Directors; or
(6)    the first day on which the Parent Guarantor fails to own, either directly or indirectly through one or more Wholly Owned Subsidiaries, 100% of the Issuer’s outstanding Voting Stock.
Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if, in connection with a bona fide internal corporate restructuring transaction, (a) the Issuer becomes a direct or indirect Wholly Owned Subsidiary of a holding company and (b) no Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) (other than a holding company) owns, directly or indirectly, a majority of the Voting Stock of such holding company.
“Change of Control Offer” has the meaning set forth in Section 4.08(a).
“Change of Control Payment” has the meaning set forth in Section 4.08(a).
“Change of Control Payment Date” has the meaning set forth in Section 4.08(b).

“Change of Control Triggering Event” means the Securities of the applicable series are decreased from Investment Grade by at least two of the three Rating Agencies on any date during the Trigger Period. If a Rating Agency is not providing a rating for the Securities of such series at the commencement of any Trigger Period, the Securities of such series will be deemed to have decreased from Investment Grade by such Rating Agency during that Trigger Period. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually occurred.
“Clearstream” means Clearstream Banking, société anonyme, or any successor securities clearing agency.
“Commission” means the United States Securities and Exchange Commission.
“Common Depositary” means a depositary common to Euroclear and Clearstream, being initially [__________________________], until a successor Common Depositary, if any, shall have become engaged as such for purposes of this Indenture, and thereafter Common Depositary shall mean or include each Person who is then a Common Depositary hereunder.
“Consolidated Total Assets” means, as of the date of any determination thereof, total assets of the Issuer and the Subsidiaries calculated in accordance with GAAP on a consolidated basis as of such date (which for clarification, includes right of use assets).
“Continuing Director” means, as of any date of determination, any member of the Parent Guarantor’s Board of Directors who (a) was a member of the Parent Guarantor’s Board of Directors on the applicable Issue Date, or (b) was nominated for election or elected to the Parent Guarantor’s Board of Directors with the approval or recommendation of a majority of the Continuing Directors who were members of the Parent Guarantor’s Board of Directors at the time of such nomination or election.
“Corporate Trust Office” means the office of the Trustee at which any time its corporate trust business in relation to this Indenture shall be administered, which at the date hereof is located at [__________________________], or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuer).
“Covenant Defeasance” has the meaning set forth in Section 9.03.
“Credit Facility Debt” means any debt for borrowed money of the Issuer or any of the Subsidiaries that (a) is incurred pursuant to a credit agreement, including pursuant to the Senior Unsecured Credit Agreement, the CAD Note, or other agreement providing for revolving credit loans, term loans or other debt entered into between the Issuer or any of the Subsidiaries and any lender or group of lenders and (b) has an aggregate principal amount outstanding or committed of (i) at least $25 million, at any time that any Existing Notes remain outstanding, or (ii) at least $50 million at any time that no Existing Notes remain outstanding.
“Default” means (a) any Event of Default or (b) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.
“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States of America, any state thereof or the District of Columbia.
“Equity Interests” of any Person means (a) any and all shares or other equity interests (including common stock, Preferred Stock, limited liability company interests and partnership interests) in such Person and (b) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person, but excluding any debt securities that are convertible into such shares or other interests in such Person.
“Euro Notes (2024)” means the 3.875% Senior Notes due 2024 issued by LKQ Italia Bondco S.p.A. pursuant to that certain Indenture, dated as of April 14, 2016, by and among LKQ Bondco S.p.A., the guarantors party thereto, BNP Paribas Trust Corporation UK Limited, as trustee, and BNP Paribas Securities Services, Luxembourg Branch, as paying agent, transfer agent and registrar, as amended, restated or supplemented from time to time.
“Euro Notes (2028)” means the 4.125% Senior Notes due 2028 issued by LKQ Europe pursuant to that certain Indenture, dated as of April 9, 2018, by and among LKQ Europe, the guarantors party thereto, BNP Paribas Trust Corporation UK Limited, as trustee, and BNP Paribas Securities Services, Luxembourg Branch, as paying agent, transfer agent and registrar, as amended, restated or supplemented from time to time.
“Euroclear” means Euroclear Bank SA/NV, or any successor securities clearing agency.
“European Government Obligations” means marketable direct obligations issued by, or unconditionally guaranteed by, any member state of the European Union (as it exists on the Issue Date) or issued by any agency or instrumentality thereof and backed by the full faith and credit of such member state of the European Union that, in each case, mature within one year from the date of acquisition thereof and are not callable or redeemable at the option of the issuer thereof.
“Event of Default” has the meaning set forth in Section 6.01.
“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Existing Notes” means the Euro Notes (2024), the Euro Notes (2028), the U.S. Notes (2028), and the U.S. Notes (2033).

“Fiscal Year” means the fiscal year of the Issuer, which at the date hereof ends on December 31.
“Fitch” means Fitch Ratings, Inc. and any successor thereto.
“Funded Debt” means debt which matures more than one year from the date of creation, or which is extendable or renewable at the sole option of the obligor so that it may become payable more than one year from such date or which is classified, in accordance with GAAP, as long-term debt on the consolidated balance sheet for the most recently ended fiscal quarter (or if incurred subsequent to the date of such balance sheet, would have been so classified) of the Person for which the determination is being made. Funded Debt does not include (a) obligations created pursuant to operating leases, (b) any debt or portion thereof maturing by its terms within one year from the time of any computation of the amount of outstanding Funded Debt unless such debt shall be extendable or renewable at the sole option of the obligor in such manner that it may become payable more than one year from such time, or (c) any debt for which money in the amount necessary for the payment or redemption of such debt is deposited in trust either at or before the maturity date thereof.
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States of America, which are in effect on the Issue Date; provided, for the avoidance of doubt, that any leases that are not or would not be characterized as Capitalized Leases under GAAP as in effect on the Issue Date shall not be reclassified as Capitalized Leases, and additional liabilities associated with such leases shall not be classified as Indebtedness as a result of any changes in interpretive releases or literature regarding GAAP or any requirements by the Issuer’s independent auditors.
“Global Security Legend” means the legend substantially in the form set forth in Exhibit A.
“Global Securities” has the meaning set forth in Section 2.17.
“Governmental Authority” means any nation or government, any state, province or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, taxing or administrative functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financing accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlement or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing) and including, for the avoidance of doubt, the Council of Ministers of the European Union, the Financial Conduct Authority (acting in accordance with Part 6 of the Financial Services and Markets Act 2000 (UK)) and the Prudential Regulatory Authority.

“Guarantee” means the full and unconditional guarantee by a Guarantor of the Issuer’s obligations under any Security of any applicable series under this Indenture.
“Guarantor” means:
(1)    the Parent Guarantor;
(2)    each Domestic Subsidiary that executes and delivers this Indenture or a supplemental indenture substantially in the form of Exhibit B pursuant to Section 4.13 (each, an “Existing Subsidiary Guarantor”); and
(3)    each Subsidiary that otherwise executes and delivers a supplemental indenture substantially in the form of Exhibit B (together with the Existing Subsidiary Guarantors, each, a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”), in each case, until such time as such Person is released from its Guarantee in accordance with the provisions of this Indenture.
“Hedging Obligations” of any Person means the obligations of such Person under swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices or availability, either generally or under specific contingencies, and including both physical and financial settlement transactions.
“Holder” means any registered holder, from time to time, of any Securities.
“Indebtedness” of any Person at any date means, without duplication:
(a)    all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);
(b)    all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
(c)    all reimbursement obligations of such Person in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions;
(d)    all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services;
(e)    all Capitalized Lease Obligations of such Person;
(f)    all Indebtedness of others secured by a Security Interest on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

(g)    all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided that Indebtedness of the Parent Guarantor or its Subsidiaries that is guaranteed by the Parent Guarantor or its Subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of the Parent Guarantor and its Subsidiaries on a consolidated basis;
(h)    all Attributable Debt; and
(i)    all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person.
The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (f), the lesser of (i) the fair market value of any asset subject to a Security Interest securing the Indebtedness of others on the date that the Security Interest attaches and (ii) the amount of the Indebtedness secured.
“Indenture” means this Indenture as originally executed or as it may be amended or supplemented from time to time by one or more indentures supplemental to this Indenture entered into pursuant to the applicable provisions of this Indenture and shall include the forms and terms of the Securities of each series established pursuant to Sections 2.01 and 2.03.
“Interest Payment Date” means, with respect to any series of Securities, the stated maturity of an installment of interest on such series of Securities established pursuant to Section 2.03.
“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s) and a rating of BBB- or better by S&P or Fitch (or its equivalent under any successor rating category of S&P or Fitch).
“Issue Date” means the date on which Securities of any series are first issued under this Indenture or any supplemental indenture hereto.
“Legal Defeasance” has the meaning set forth in Section 9.02.
“Legal Holiday” has the meaning set forth in Section 11.07.
“LKQ Europe” means LKQ European Holdings B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands.
“LKQ Netherlands” means LKQ Netherlands B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands.

“Maturity Date” when used with respect to any Security of a series, means the date on which the principal amount of the Security of such series becomes due and payable as therein or herein provided, as established pursuant to Section 2.03.
“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.
“Non-U.S. Person” means a Person who is not a U.S. Person.
“Officers” means, with respect to any Person, the Chairman, President, Chief Executive Officer, Chief Financial Officer, Treasurer, Controller, any Senior Vice President, any Vice President of such Person or any other authorized officer or director of such Person.
“Officer’s Certificate” means, with respect to any Person, a certificate signed by any Officer of such Person that shall comply with applicable provisions of this Indenture.
“Opinion of Counsel” means a written opinion from legal counsel, who may be an employee of or counsel to the Parent Guarantor or any of its Subsidiaries, or other counsel who is reasonably acceptable to the Trustee. Each such opinion shall include the statements provided for in Section 11.05, if and to the extent required by the provisions thereof.
“Paying Agent” has the meaning set forth in Section 2.05.
“Payment Default” has the meaning set forth in Section 6.01.
“Permitted Security Interest” has the meaning set forth in Section 4.09.
“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
“Physical Securities” means certificated Securities in registered form that are not Global Securities.
“Preferred Stock” means, with respect to any Person, any and all preferred or preference stock or other Equity Interests (however designated) of such Person having a preference or priority over other Equity Interests (however designated) of such Person, whether now outstanding or issued after the applicable Issue Date.
“principal” of a Security of a series means the principal of the Security of such series plus the premium, if any, payable on the Security of such series which is due or overdue or is to become due at the relevant time.
“Property” means any building, structure or other facility, together with the land upon which it is erected and fixtures comprising a part thereof, used primarily for selling automotive parts and accessories or the warehousing or distributing of such products, owned or leased by the Issuer or any Significant Subsidiary.

“Rating Agencies” means each of Fitch, Moody’s and S&P; provided that if Fitch, Moody’s or S&P ceases to rate the applicable series of Securities or fails to make a rating on the Securities of such series publicly available for reasons outside of the Issuer’s control, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer shall be substituted for Fitch, Moody’s and/or S&P, as the case may be.
“Redemption Date” when used with respect to any Security of a series to be redeemed pursuant to the terms of the applicable Securities of such series means the date fixed for such redemption pursuant to the terms of this Indenture and the Securities or as otherwise established pursuant to Section 2.03 with respect to the Securities of such series.
“Registrar” has the meaning set forth in Section 2.05.
“Responsible Officer” means when used with respect to the Trustee, any Officer within the corporate trust department of the Trustee having direct responsibility for the administration of this Indenture and any other Officers of the Trustee to whom any corporate trust matter is referred because of such Person’s knowledge of any familiarity with the particular subject.
“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor thereto.
“Sale and Leaseback Transaction” has the meaning set forth in Section 4.10.
“Secured Debt” means outstanding Indebtedness of the Issuer or any Subsidiary which is secured by (a) a Security Interest in any property or assets of the Issuer or such Subsidiary, or (b) a Security Interest in any shares of stock owned directly or indirectly by the Issuer in a Subsidiary. The securing in the foregoing manner of any previously unsecured debt shall be deemed to be the creation of Secured Debt at the time such security is given. The amount of Secured Debt at any time outstanding shall be the aggregate principal amount then owing thereon by the Issuer and its Subsidiaries.
“Securities” means any of the “Securities”, as defined in the first paragraph of the recitals hereof, that are authenticated and delivered under this Indenture.
“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Security Interests” means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, security interest, lien, encumbrance or other security arrangement of any kind or nature on or with respect to such property or assets.
“Senior Funded Debt” means all Funded Debt of the Parent Guarantor or its Subsidiaries (except Funded Debt, the payment of which is subordinated to the payment of the Securities).

“Senior Unsecured Credit Agreement” means that certain Credit Agreement, dated as of January 5, 2023, as such agreement may be amended or refinanced, including any agreement(s) extending the maturity of or refinancing (including increasing the amount of available borrowings thereunder or adding Subsidiaries as borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement bank credit agreement(s) and whether by the same or any other agent, lender or group of lenders or creditor or group of creditors, by and among the Parent Guarantor, the lenders from time to time party thereto, Wells Fargo Bank, National Association, as administrative agent, Bank of America, N.A., as syndication agent, PNC Bank, National Association, Truist Bank and MUFG Bank, Ltd., as documentation agents, Wells Fargo Securities, LLC, BofA Securities, Inc., PNC Capital Markets LLC, Truist Securities, Inc. and MUFG Bank, Ltd., as joint bookrunners and joint lead arrangers.
“Significant Subsidiary” means any Subsidiary that would be a significant subsidiary of the Parent Guarantor within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.
“Subsidiary” means a corporation, association, partnership, limited liability company or other entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by the Issuer or by one or more other Subsidiaries, or by the Parent Guarantor and one or more other Subsidiaries of the Parent Guarantor.
“TIA” or “Trust Indenture Act” means the United States Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb) as in effect on the applicable Issue Date (except as amended to the extent required by law, or as provided in Section 8.03).
“Third-Party Claim” has the meaning set forth in Section 7.07.
“Transfer” means to sell, assign, transfer, lease (other than pursuant to an operating lease entered into in the ordinary course of business), convey or otherwise dispose of, including by Sale and Leaseback Transaction, consolidation, merger, liquidation, dissolution or otherwise, in one transaction or a series of transactions.
“Treasury Management Arrangement” means any agreement or other arrangement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.
“Trigger Period” means the period commencing sixty (60) days prior to the first public announcement by the Issuer of any Change of Control (or pending Change of Control) and ending sixty (60) days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings change).

“Trustee” means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.
“U.S. Notes (2028)” means the 5.75% Senior Notes due 2028 issued by the Parent Guarantor pursuant to that certain Indenture, dated as of May 24, 2023, by and among the Parent Guarantor, the guarantors party thereto, and U.S. Bank Trust Company, National Association, as trustee, as amended, restated or supplemented from time to time.
“U.S. Notes (2033)” means the 6.25% Senior Notes due 2033 issued by the Parent Guarantor pursuant to that certain Indenture, dated as of May 24, 2023, by and among the Parent Guarantor, the guarantors party thereto, and U.S. Bank Trust Company, National Association, as trustee, as amended, restated or supplemented from time to time.
“U.S. Person” means a “U.S. person” as defined in Rule 902(k) under the Securities Act.
“Voting Stock” of any specified Person as of any date means the capital stock or other equity securities of such Person that is at the time entitled to vote generally in the election of the board of directors (or comparable governing body) of such Person.
“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person all of the outstanding Voting Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.
SECTION 1.02.    Incorporation by Reference of Trust Indenture Act.
Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by Commission rule have the meanings therein assigned to them.
SECTION 1.03.    Rules of Construction.
Unless the context otherwise requires:
(1)    a term has the meaning assigned to it herein, whether defined expressly or by reference;
(2)    “or” is not exclusive;
(3)    words in the singular include the plural, and in the plural include the singular;
(4)    words used herein implying any gender shall apply to both genders;

(5)    “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subsection;
(6)    references to Articles, Sections, or subsections mans the Articles, Sections, or subsections of this Indenture;
(7)    unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP;
(8)    “$” and “U.S. Dollars” each refer to United States dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts;
(9)    “€” and “euros” each refer to the single currency of the participating member states of the European Union participating in the third stage of economic and monetary union pursuant to the Treaty on the Functioning of the European Union, as amended or supplemented from time to time;
(10)    “will” shall be interpreted to express a command; and
(11)    “including” means including, without limitation.
SECTION 1.04.    Effectiveness of Indenture. The terms and conditions of Article Four, Five and Six and Section 7.06 of this Indenture shall only be operative at such time as any Securities are outstanding.
ARTICLE TWO
THE SECURITIES
SECTION 2.01.    Form and Dating; Legends.
The Securities of each series and the certificate of authentication to appear thereon, if any, shall be substantially in such form or forms (not inconsistent with this Indenture) as shall be established by or pursuant to Board Resolution of the Issuer or the Parent Guarantor or one or more indentures supplemental hereto, with such letters, numbers or other marks of identification, insertions, omissions, substitutions, legends, endorsements and other variations as are authorized or permitted by the provisions of this Indenture, or may be required to comply with any law, rule or regulation or any rule of any securities exchange or to conform to usage, all as may consistently herewith be determined by the officers of the Issuer executing such Securities as evidenced by their execution of the Securities. The Guarantees endorsed on the Securities of each series shall be substantially in such form or forms (not inconsistent with this Indenture) as shall be established by or pursuant to Board Resolution of the Guarantors or one or more indentures supplemental hereto, with such letters, numbers or other marks of identification, insertions, omissions, substitutions, legends, endorsements and other variations as are authorized or permitted by the provisions of this Indenture, or may be required to comply with any law, rule or regulation or any rule of any securities exchange or to conform to usage, all as may consistently herewith be determined by the officers of the Guarantors executing such Guarantees as evidenced by their execution of the Guarantees. Unless otherwise established pursuant to Section 2.03 for the Securities of any series, each Security shall be dated the date of its authentication. The definitive Securities and Guarantees shall be printed, lithographed, engraved, or produced by any combination of these methods, all as determined by the officers of the Issuer executing such Securities, as evidenced by their execution thereof. Unless otherwise established pursuant to Section 2.03 for the Securities of any series, the certificate of authentication to appear on all Securities shall be substantially as follows:
CERTIFICATE OF AUTHENTICATION
This Security is one of the Securities of the series referred to herein issued pursuant to the within-mentioned Indenture.
[_____________________________________],
as Trustee
By:       _____________________________
In addition, the Securities may have notations, legends or endorsements required by law, rule or usage to which the Issuer is subject.
The terms and provisions contained in the Securities shall constitute, and are expressly made, a part of this Indenture and, to the extent applicable, the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby. If there is a conflict between the terms of the Securities and this Indenture, the terms of this Indenture shall govern.
The Securities may be presented for registration of transfer and exchange at the offices of the Registrar.
SECTION 2.02.    Execution and Authentication.
The Securities shall be executed on behalf of the Issuer by one Officer of the Issuer. Delivery of an executed counterpart of a signature page to any Security by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”), including via www.docusign.com and any other electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, shall be effective as delivery of a manually executed counterpart thereof.
If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

Unless otherwise established pursuant to Section 2.03 for the Securities of any series, no Security or Guarantee endorsed thereon shall be valid until the Trustee manually signs the certificate of authentication on the Security. Such signature shall be conclusive evidence that the Security has been authenticated under this Indenture.
Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Security to the Trustee for cancellation as provided in Section 2.13, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.
The Trustee may appoint one or more authenticating agents reasonably acceptable to the Issuer to authenticate the Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate the Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer and Affiliates of the Issuer. Each Paying Agent is designated as an authenticating agent for purposes of this Indenture and the Issuer hereby confirms that such appointment is acceptable to it.
If a facsimile signature will be used for the Securities, each signatory should approve such use of his or her signature and evidence of such approval may be required for the enforcement of the Securities in The Netherlands.
At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Securities of any series executed by the Issuer having endorsed thereon Guarantees executed by the Guarantors to the Trustee for authentication together with the applicable documents referred to below in this Section 2.02, and the Trustee shall thereupon authenticate and deliver such Securities to or upon the written order of the Issuer. In authenticating the Securities of any series, the Trustee shall be entitled to receive prior to the first authentication of any Securities of such series, and (subject to Article Seven) shall be fully protected in relying upon, in addition to the Officer’s Certificate and Opinion of Counsel required by Section 11.04:
(a)    any Board Resolution of the Issuer or the Guarantors, as appropriate, and/or executed supplemental indenture referred to in Sections 2.01 and 2.03 by or pursuant to which the forms and terms of the Securities of such series and such Guarantees were established;
(b)    an Officer’s Certificate of the Issuer or the Guarantors, as appropriate, setting forth the form or forms and terms of the Securities or such Guarantees and stating that the form or forms and terms of the Securities of such series or such Guarantees have been, or will be when established in accordance with such procedures as shall be referred to therein, established in compliance with this Indenture;

(c)    an Opinion of Counsel:
(i)  to the effect that the form or forms and terms of such Securities or such Guarantees have been established by or pursuant to a resolution of the Board of Directors of the Issuer or by a supplemental indenture as permitted by Section 2.01 and 2.03 in conformity with the provisions of this Indenture;
(ii)  to the effect that such Securities, when authenticated and delivered by the Trustee and issued by the Issuer in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Issuer, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to creditors’ rights generally (including the Act on Court Confirmation of Extrajudicial Restructuring Plans (Wet homologatie onderhands akkoord)), general principles of equity (whether considered in a proceeding in equity or at law) or an implied covenant of good faith and fair dealing, and such other matters as shall be specified therein;
(iii)  to the effect that such Guarantees, when the Securities upon which they shall have been endorsed have been authenticated and delivered by the Trustee and issued by the Issuer in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Guarantors, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to creditors’ rights generally (including the Act on Court Confirmation of Extrajudicial Restructuring Plans), general principles of equity (whether considered in a proceeding in equity or at law) or an implied covenant of good faith and fair dealing, and such other matters as shall be specified therein; and
(iv)  and covers such other matters as the Trustee may reasonably request.
Unless the terms established pursuant to Section 2.03 for the Securities of a series or portion thereof provide that any such Securities are to be issued in any form other than as Global Securities, the Issuer shall execute and the Trustee shall authenticate and deliver one or more Global Securities that (i) shall state the aggregate principal amount of all of the Securities of such series issued in such form and not yet cancelled, (ii) shall be registered in the name of the nominee of the Common Depositary, (iii) shall be delivered by the Trustee to the Common Depositary, and (iv) shall bear the Global Security Legend.
The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section 2.02 if (a) the Trustee, being advised by counsel, determines that such action may not lawfully be taken; (b) the Trustee in good faith by its board of directors or board of trustees, executive committee, or a trust committee of directors or trustees or Responsible Officers shall determine that such action would expose the Trustee to personal liability; or (c) the issue of any such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

SECTION 2.03.    Amount Unlimited; Issuable in Series.
The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.
The Securities may be issued in one or more series and each such series shall rank equally and pari passu with all other unsecured and unsubordinated debt of the Issuer. There shall be established in or pursuant to a Board Resolution of the Issuer or the Guarantors, as appropriate, one or more indentures supplemental hereto, prior to the initial issuance of Securities of any series, subject to the last sentence of this Section 2.03,
(a)    the designation of the Securities of the series, which shall distinguish the Securities of the series from the Securities of all other series;
(b)    any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture and any limitation on the ability of the Issuer to increase such aggregate principal amount after the initial issuance of the Securities of that series (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, or upon redemption of, other Securities of such series and tenor pursuant to Section 2.08, 2.09, 2.12, or 3.05);
(c)    any date or dates on which the principal of the Securities of the series is payable (which date or dates may be fixed or extendible);
(d)    any rate or rates (which may be fixed or variable) per annum at which the Securities of the series shall bear interest, if any, any date or dates from which such interest shall accrue, on which such interest shall be payable and on which a record shall be taken for the determination of Holders to whom interest is payable and/or any method by which any such rate or rates or date or dates shall be determined;
(e)     if other than as provided in Section 4.02, any place or places where the principal of and any interest on Securities of the series shall be payable, any Securities of the series may be surrendered for exchange, any notices or demands to or upon the Issuer in respect of the Securities of the series and this Indenture may be served and any notice to Holders may be published, and any time when such payments are to be made at any place of payment;
(f)     any right of the Issuer to redeem Securities of the series, in whole or in part, at its option and any period or periods within which, any price or prices at which and any terms and conditions upon which Securities of the series may be so redeemed, pursuant to any sinking fund or otherwise;
(g)    any obligation of the Issuer to redeem, purchase or repay Securities of the series pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a Holder thereof and any price or prices at which, any period or periods within which, and any terms and conditions upon which, Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(h)    if other than the denominations specified in Section 2.04, the denominations in which Securities of the series shall be issuable;
(i)    if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;
(j)    if other than the coin or currency in which the Securities of the series are denominated, the coin or currency in which payment of the principal of or any interest on the Securities of the series shall be payable or, if the amount of any payments of principal of and/or interest on the Securities of the series may be determined with reference to an index based on a coin or currency other than that in which the Securities of the series are denominated, the manner in which such amounts shall be determined;
(k)    if other than euros, the currency or currencies, including composite currencies, in which payment of the principal of and any interest on the Securities of the series shall be payable, and the manner in which any such currencies shall be valued against other currencies in which any other Securities shall be payable;
(l)    any obligation of the Issuer to pay additional amounts on the Securities of the series in respect of any tax, assessment or governmental charge withheld or deducted and any right of the Issuer to redeem such Securities rather than pay such additional amounts;
(m)    any provisions for the Securities of the series to be issued in bearer form, with or without coupons, and if the Securities of the series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;
(n)    if other than the Person acting as Trustee, any Agent authenticating the Securities of the series;
(o)    any provisions for the defeasance of any Securities of the series in addition to, in substitution for or in modification of the provisions of Article Nine;
(p)    if the Securities of the series are issuable in whole or in part as one or more Global Securities, the identity of any depositary for such Global Security or Securities other than the Common Depositary and any circumstances other than those set forth in Section 2.08 in which any Person may have the right to obtain Securities in exchange therefor;
(q)    any provisions for Events of Default applicable to any Securities of the series in addition to, in substitution for or in modification of the provisions of Section 6.01;
(r)    any provisions for covenants applicable to any Securities of the series in addition to, in substitution for or in modification of the provisions of Article Four;

(s)    the terms of the Guarantee, including any corresponding changes to the provisions of this Indenture as then in effect; and
(t)    any other terms of the Securities of the series (which terms shall not be inconsistent with the provisions of this Indenture).
All Securities of any one series shall be substantially identical, except as to principal amount and as to date of authentication and payee, and except as may otherwise be provided by or pursuant to the Board Resolution of the Issuer or the Guarantor or indenture supplemental hereto referred to above. Notwithstanding the preceding sentence, all Securities of any one series need not be issued at the same time and may be issued from time to time, if so provided by or pursuant to such Board Resolution or supplemental indenture, and any forms and any terms of such Securities may be determined from time to time prior to the issuance thereof by procedures established by or pursuant to such Board Resolution or supplemental indenture.
SECTION 2.04.    Denominations and Interest Payments.
The Securities shall be issuable as registered Securities in denominations of €100,000 and in integral multiples of €1,000 and any integral multiple thereof, unless otherwise established pursuant to Section 2.03 for such Securities. The principal of and the interest on the Securities of any series, as well as any premium thereon in case of redemption thereof prior to maturity, shall be payable in the currency in which such Securities are denominated.
The Securities of each series shall bear interest, if any, from the date, and such interest and shall be payable on the dates, established pursuant to Section 2.03 for the Securities of such series.
The Person in whose name any Security of any series is registered at the close of business on any record date applicable to the particular series with respect to any Interest Payment Date for such series shall be entitled to receive the interest, if any, payable on such Interest Payment Date notwithstanding any transfer or exchange of such Security subsequent to the record date and prior to such Interest Payment Date, except to any extent the Issuer shall default in the payment of such interest, in which case the provisions of Section 2.14 shall apply. The term “record date” as used with respect to any Interest Payment Date (except a date for payment of defaulted interest) for any Security shall mean the date specified as such in the terms of such securities of any particular series established pursuant to Section 2.03, or, if no such date is so established, the fifteenth day next preceding such Interest Payment Date, whether or not such record date is a Business Day. Each installment of interest on the Securities of any series may be paid by wire transfer directly to Holders in accordance with their registered instructions.
Except as otherwise established pursuant to Section 2.03 for the Securities of any series, interest on the Securities of each series shall be calculated on the basis of a 360-day year consisting of twelve months of 30 days each and, in the case of an incomplete month, the actual number of days elapsed.

SECTION 2.05.    Registrar and Paying Agent.
The Issuer shall maintain (a) an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”), (b) an office or agency where Securities may be presented for payment (the “Paying Agent”), and (c) an office or agency where notices and demands to or upon the Issuer, if any, in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of each series of Securities and of their transfer and exchange. The Registrar shall provide a copy of such register from time to time upon request of the Issuer. The Issuer may appoint one or more co-registrars and one or more additional Paying Agents. The term “Registrar” includes any co-registrars. The term “Paying Agents” means the Paying Agent and any additional Paying Agents. The Issuer or any Affiliate thereof may act as Registrar or a Paying Agent.
The Issuer shall enter into an appropriate agency agreement with any Agent that is not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee of the name and address of any such Agent.
The Issuer initially appoints [________________] as Registrar and Paying Agent. The Issuer may change any Registrar or Paying Agent without prior notice to the Holders of the Securities. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar in respect of the Securities.
In the event that definitive Securities are issued and the Paying Agent informs the Issuer that it is unable to perform its obligations under this Indenture, the Issuer shall forthwith appoint another or an additional agent in accordance with Section 7.13 which is able to perform such obligations and satisfy the requirements set forth in this Section 2.05.
The Issuer shall be responsible for making calculations called for under the Securities of each series, including but not limited to determination of redemption price, premium, if any, and any additional amounts or other amounts payable on the Securities of such series. The Issuer will make the calculations in good faith and, absent manifest error, its calculations will be final and binding on the Holders. The Issuer will provide a schedule of its calculations to the Trustee and the Paying Agent when reasonably requested by the Trustee or the Paying Agent, and the Trustee and the Paying Agent are entitled to rely conclusively on the accuracy of the Issuer’s calculations without independent verification. The Issuer shall forward the Issuer’s calculations referred to above in this paragraph to any Holder of the Securities upon the written request of such Holder.
SECTION 2.06.    Paying Agent To Hold Money in Trust.
The Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of or premium or interest on the Securities (whether such money has been paid to it by the Issuer, one or more of the Guarantors or any other obligor on the Securities), and the Issuer and the Paying Agent shall notify the Trustee of any default by the Issuer (or any other obligor on the Securities) in making any such payment. Money held in trust by a Paying Agent or the Trustee need not be segregated except as required by law and in no event shall a Paying Agent or the Trustee be liable for any interest on any money received by it hereunder. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.01(1) or (2), upon written request to a Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, such Paying Agent shall have no further liability for the money delivered to the Trustee.
SECTION 2.07.    Holder Lists.
The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders of each series of Securities issued pursuant to this Indenture. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.
SECTION 2.08.    Transfer and Exchange.
Subject to Sections 2.17 and 2.18, when Securities are presented to the Registrar with a request from the Holder of such Securities to register a transfer or to exchange them for an equal principal amount of Securities of the same series of other authorized denominations, the Registrar shall register the transfer as requested. Every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his attorneys duly authorized in writing. To permit registrations of transfers and exchanges, the Issuer shall issue and execute and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate, the Trustee shall authenticate new Securities (and the Guarantors shall execute the Guarantees thereon) evidencing such transfer or exchange at the Registrar’s request. No service charge shall be made to the Holders for any registration of transfer or exchange. The Issuer or the Trustee may require from the Holder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 2.12, 3.07, 4.08 or 8.05 (in which events the Issuer shall be responsible for the payment of such taxes). The Registrar shall not be required to exchange or register a transfer of any Security of a series for a period of 15 days immediately preceding the mailing of notice of redemption of Securities of such series to be redeemed or of any Security of such series selected, called or being called for redemption except the unredeemed portion of any Security of such series being redeemed in part.
Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of the beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Holder of such Global Security (or its agent), and that ownership of a beneficial interest in the Global Security shall be required to be reflected in a book entry.

SECTION 2.09.    Replacement Securities.
If a mutilated Security is surrendered to the Registrar or the Trustee, or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuer shall issue and, upon receipt of a written order of the Issuer in the form of an Officers’ Certificate, the Trustee shall authenticate a replacement Security of the same series (and the Guarantors shall execute the Guarantees thereon) if the Holder of such Security furnishes to the Issuer and the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Security and if the Holder (a) files with the Issuer a sufficient indemnity bond and executes a customary indemnity agreement; (b) satisfies other reasonable requirements imposed by the Issuer or the Trustee; and (c) complies with any applicable law as in effect on the Issue Date. If required by the Trustee, the Agents or the Issuer, an indemnity bond shall be posted, sufficient in the judgment of all to protect the Issuer, the Guarantors, the Trustee, the Registrar, and any Paying Agent from any loss that any of them may suffer if such Security is replaced. The Issuer may charge such Holder for the Issuer’s reasonable out-of-pocket expenses in replacing such Security and the Trustee may charge the Issuer for the Trustee’s out-of-pocket expenses (including, without limitation, reasonable attorneys’ fees and disbursements) in replacing such Security and may require the payment of a sum sufficient to cover any tax, assessment, fee or other charge that may be imposed in relation thereto and any other expenses (including the reasonable out-of-pocket fees and expenses of the Trustee incurred prior to the occurrence of an Event of Default and the out-of-pocket fees and expenses of the Trustee incurred following the occurrence of an Event of Default) connected therewith. Every replacement Security shall constitute a contractual obligation of the Issuer. The provisions of this Section 2.09 are exclusive and will preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of lost, destroyed, mutilated or wrongfully taken Securities.
SECTION 2.10.    Outstanding Securities.
The Securities of a series outstanding at any time are all Securities of such series that have been authenticated by the Trustee except for (a) those canceled by or on behalf of the Trustee, (b) those accepted by the Trustee for cancellation, (c) to the extent set forth in Sections 9.01 and 9.02, on or after the date on which the conditions set forth in Section 9.01 or 9.02 have been satisfied, those Securities theretofore authenticated by the Trustee hereunder and (d) those described in this Section 2.10 as not outstanding. Subject to Section 2.11, a Security does not cease to be outstanding because the Issuer or one of its Affiliates holds the Security.
If a Security is replaced pursuant to Section 2.09, it ceases to be outstanding unless the Trustee receives proof satisfactory to the Trustee and the Issuer that the replaced Security is held by a bona fide purchaser in whose hands such Security is a legal, valid and binding obligation of the Issuer.
If a Paying Agent holds, in its capacity as such, on any Maturity Date, euros or other applicable currency sufficient to pay all accrued interest and principal with respect to the Securities payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Securities shall cease to be outstanding and interest on them shall cease to accrue.
SECTION 2.11.    Treasury Securities.
In determining whether the Holders of the required principal amount of a series of Securities have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Securities of such series owned by the Issuer or any other Affiliate of the Issuer shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Securities of a series as to which a Responsible Officer of the Trustee has actually received an Officer’s Certificate stating that such Securities are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee established to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Securities of such series and that the pledgee is not the Issuer, a Guarantor, any other obligor on the Securities of such series or any of their respective Affiliates.
SECTION 2.12.    Temporary Securities.
Until definitive Securities of any series are ready for delivery, the Issuer may prepare, and the Trustee shall authenticate temporary Securities of such series. Temporary Securities of any series shall be substantially in the form of definitive Securities of such series, having endorsed thereon Guarantees duly executed by the Guarantors substantially in the form of definitive Guarantees, but may have insertions, substitutions, omissions and other variations determined to be appropriate by the officers of the Issuer executing the temporary Securities and Guarantees, as evidenced by their execution of such temporary Securities and Guarantees. If temporary Securities of any series are issued, the Issuer will cause definitive Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Securities of any series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series and tenor, each such Security having endorsed thereon a Guarantee duly executed by the Guarantors, upon surrender of such temporary Securities at the office or agency of the Issuer designated for such purpose, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series the Issuer and the Guarantors shall execute, and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of such series and tenor and authorized denominations, each such Security having endorsed thereon a Guarantee duly executed by the Guarantors. Until so exchanged, the temporary Securities of any series shall be entitled to the same benefits under this Indenture as definitive Securities of such series and tenor.
SECTION 2.13.    Cancellation.
The Issuer at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such canceled Securities in its customary manner. The Issuer may not reissue or resell or issue new Securities to replace Securities that the Issuer has redeemed or paid, or that have been delivered to the Trustee for cancellation.
SECTION 2.14.    Defaulted Interest.
If the Issuer defaults on a payment of interest on a series of Securities on any Interest Payment Date, the Issuer shall pay the defaulted interest then borne by such series of Securities plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Holders thereof on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. If such default continues for thirty (30) days, the Issuer shall fix such special record date and payment date in a manner satisfactory to the Trustee. At least ten (10) days before such special record date, the Issuer (or upon the written request of the Issuer, the Trustee, in the name and at the expense of the Issuer) shall mail to each affected Holder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on defaulted interest, if any, to be paid. The Issuer may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the applicable series of Securities may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Issuer to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee. If the Issuer elects for the Trustee to send such notice to the Holders then the Issuer shall provide such notice to the Trustee at least ten (10) days (or such shorter time as may be agreed by the Trustee in its discretion) before such notice is required to be mailed to the Holders of the applicable series of Securities.
Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(1) shall be paid to Holders of such series of Securities as of the record date for the Interest Payment Date for which interest has not been paid.
SECTION 2.15.    CUSIP, ISIN and Common Code Numbers.
The Issuer in issuing the Securities may use “CUSIP”, “ISIN” or “Common Code” numbers, and if so used, such CUSIP, ISIN and Common Code numbers shall be included in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP, ISIN or Common Code numbers printed in the notice or on the Securities, that reliance may be placed only on the other identification numbers printed on the Securities, and any such notice shall not be affected by any defect in or omission of such CUSIP, ISIN or Common Code numbers. The Issuer shall promptly notify the Trustee, in writing, of any such CUSIP, ISIN or Common Code number used by the Issuer in connection with the issuance of the Securities and of any change in any such CUSIP, ISIN or Common Code number.

SECTION 2.16.    Deposit of Moneys.
Except as otherwise specified pursuant to Section 2.03 for Securities of any series, prior to 10:00 A.M., London time, on each Interest Payment Date and Maturity Date of a series of Securities (but not prior to the Interest Payment Date or Maturity Date, as applicable), the Issuer shall have deposited with the Paying Agent in immediately available funds euros sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date with respect to such series of Securities, as the case may be, in a timely manner which permits such Paying Agents to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be. The principal and interest on Global Securities shall be payable to the Common Depositary, as the sole registered owner and the sole Holder of the Global Securities represented thereby. The Issuer shall no later than 10:00 A.M., London time, on the Business Day that is two Business Days prior to the day on which the Paying Agent is to receive payment, procure that the bank effecting such payment for it confirm to the Paying Agent the payment instructions relating to such payment. A Paying Agent shall not be obliged to pay the Holders unless and until such time as it has confirmed receipt of funds for such payment. The principal and interest on Physical Securities shall be payable, either in person, by wire transfer or by mail, at the office of the Paying Agent. Final payment of principal at maturity will only be made by the Trustee upon surrender of the related Security to the Trustee at its Corporate Trust Office.
SECTION 2.17.    Book-Entry Provisions for Global Securities.
(a)    The Securities of an applicable series initially shall be represented by one or more Securities of such series in registered, global form without interest coupons (“Global Securities”). The Global Securities initially shall (i) be registered in the name of the nominee of the Common Depositary for credit to an account of an Agent Member and (ii) be delivered to the Common Depositary. Members of, or direct or indirect participants in, Euroclear and Clearstream (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the nominee of the Common Depositary or under the Global Securities. The nominee of the Common Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Securities for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Common Depositary or impair, as between Euroclear or Clearstream, as the case may be, and their respective Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security. None of the Issuer, the Trustee, the Paying Agent nor the Registrar shall have any responsibility or liability for any acts or omissions of Euroclear or Clearstream with respect to such Global Security, for the records of Euroclear or Clearstream, including records in respect of the beneficial owners of any such Global Security, for any transactions between Euroclear or Clearstream and any Agent Member or between or among Euroclear or Clearstream, as the case may be, any such Agent Member and/or any Holder or beneficial owner of such Global Security, or for any transfers of beneficial interests in any such Global Security.

(b)    Transfers of Global Securities shall be limited to transfer in whole, but not in part, to the Common Depositary, its successors or their respective nominees. Interests of beneficial owners in the Global Securities may be transferred or exchanged for Physical Securities only in accordance with the applicable rules and procedures of Euroclear or Clearstream, as the case may be, and the provisions of Section 2.18. In addition, a Global Security of an applicable series shall be exchangeable for Physical Securities of such series (i) if Euroclear or Clearstream notifies the Issuer that it is unwilling or unable to continue as depositary and the Issuer thereupon fails to appoint a successor depositary within 120 days or (ii) if there shall have occurred and be continuing an Event of Default with respect to such Global Security of such series and Euroclear or Clearstream has requested such exchange. In all cases, Physical Securities delivered in exchange for any Global Security or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Common Depositary in accordance with its customary procedures.
(c)    In connection with the transfer of a Global Security as an entirety to beneficial owners pursuant to Section 2.16(b), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute and, upon receipt of a written order of the Issuer in the form of an Officers’ Certificate, the Trustee shall authenticate and deliver, to each beneficial owner identified by the Common Depositary in writing in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations.
(d)    The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.
SECTION 2.18.    Transfer and Exchange of Securities.
(a)    Transfer and Exchange of Global Securities. Except as otherwise set forth in this Section 2.18, a Global Security may be transferred, in whole and not in part, only to another nominee of the Common Depositary or to a successor thereto or a nominee of such successor thereto. A beneficial interest in a Global Security may not be exchanged for a Physical Security of the same series unless (A) the Common Depositary notifies the Issuer that it is unwilling or unable to continue as Common Depositary for such Global Security and a successor Common Depositary is not appointed by the Issuer within 120 days or (B) upon the request of a Holder if there shall have occurred and be continuing a Default or Event of Default with respect to the Securities. Upon the occurrence of any of the preceding events in (A) above, Physical Securities delivered in exchange for any Global Security of the same series or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Common Depositary (in accordance with its customary procedures). Global Securities also may be exchanged or replaced, in whole or in part, as provided in Section 2.09 and Section 2.12 hereof. Every Security authenticated and delivered in exchange for, or in lieu of, a Global Security of the same series or any portion thereof, pursuant to this Section 2.18 or Section 2.09 or Section 2.12 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Security, except for Physical Securities issued subsequent to any of the preceding events in (A) or (B) above and pursuant to Section 2.18(c) hereof. A Global Security may not be exchanged for another Security other than as provided in this Section 2.18(a); provided, however, beneficial interests in a Global Security may be transferred and exchanged as provided in Section 2.18(b) or (c) hereof.
(b)    Transfer and Exchange of Beneficial Interests in Global Securities. The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Common Depositary in accordance with the provisions of this Indenture and the Applicable Procedures. Transfers of beneficial interests in the Global Securities also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
(i)    Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Security. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.18(b)(i).
(ii)    All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.18(b)(i) hereof, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from an Agent Member given to the Common Depositary in accordance with the Applicable Procedures directing the Common Depositary to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Agent Member account to be credited with such increase or (B) (1) a written order from an Agent Member given to the Common Depositary in accordance with the Applicable Procedures directing the Common Depositary to cause to be issued a Physical Security of the same series in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Common Depositary to the Registrar containing information regarding the Person in whose name such Physical Security shall be registered to effect the transfer or exchange referred to in (1) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this Indenture and the Securities or otherwise applicable under the Securities Act, the Registrar shall adjust the principal amount of the relevant Global Securitie(s) pursuant to Section 2.18(g) hereof.
(c)    Transfer and Exchange of Beneficial Interests in Global Securities for Physical Securities. If any holder of a beneficial interest in a Global Security proposes to exchange such beneficial interest for a Physical Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Physical Security, then, upon the occurrence of any of the events in subsection (A) of Section 2.18(a) hereof and satisfaction of the conditions set forth in Section 2.18(b)(ii) hereof, the Registrar shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 2.18(g) hereof, and the Issuer shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Physical Security in the applicable principal amount. Any Physical Security issued in exchange for a beneficial interest pursuant to this Section 2.18(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the Common Depositary and the Agent Member. The Registrar shall mail such Physical Securities to the Persons in whose names such Securities are so registered.
(d)    Transfer and Exchange of Physical Securities for Beneficial Interests in Global Securities. A Holder of a Physical Security may exchange such Security for a beneficial interest in a Global Security or transfer such Physical Securities to a Person who takes delivery thereof in the form of a beneficial interest in a Global Security of the same series at any time. Upon receipt of a request for such an exchange or transfer, the Registrar shall cancel the applicable Physical Security and increase or cause to be increased the aggregate principal amount of one of the Global Securities of the same series.
If any such exchange or transfer from a Physical Security to a beneficial interest is effected pursuant to this Section 2.18(d) above at a time when a Global Security has not yet been issued, the Issuer shall issue and, upon receipt of an Officer’s Certificate, the Trustee shall authenticate one or more Global Securities in an aggregate principal amount equal to the principal amount of Physical Securities so transferred.
(e)    Transfer and Exchange of Physical Securities for Physical Securities. Upon request by a Holder of Physical Securities and such Holder’s compliance with the provisions of this Section 2.18(e), the Registrar shall register the transfer or exchange of Physical Securities. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Physical Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. Upon receipt of a request to register such a transfer, the Registrar shall register the Physical Securities pursuant to the instructions from the Holder thereof. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, that the Registrar may reasonably request.
(f)    Global Security Legend. Each Global Security shall bear the Global Security Legend.
(g)    Cancellation and/or Adjustment of Global Securities. At such time as all beneficial interests in a particular Global Security have been exchanged for Physical Securities or a particular Global Security has been redeemed, repurchased or cancelled in whole and not in part, each such Global Security shall be returned to or retained and cancelled by the Registrar in accordance with Section 2.13 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security of the same series or for Physical Securities of the same series, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global

Security by the Registrar or by the Common Depositary at the direction of the Registrar to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Registrar or by the Common Depositary at the direction of the Registrar to reflect such increase.
(h)    Obligations with Respect to Transfers and Exchanges of Securities.
(i)    To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall, upon receipt of an Officer’s Certificate, authenticate Physical Securities and Global Securities at the Registrar’s request
(ii)    No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith.
(iii)    The Registrar shall not be required to register the transfer of or exchange of (a) any Security selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Security being redeemed in part, or (b) any Security for a period beginning 15 days before the mailing of a notice of an offer to repurchase or redeem Securities or 15 days before an Interest Payment Date (whether or not an Interest Payment Date or other date determined for the payment of interest), and ending on such mailing date or Interest Payment Date, as the case may be.
(iv)    Prior to the due presentation for registration of transfer of any Security, the Issuer, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuer, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.
(v)    All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.
(i)    No Obligation of the Trustee, Registrar and Paying Agent.
(i)    The Trustee, Registrar and Paying Agent shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Common Depositary or other Person with respect to the accuracy of the records of the Common Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Common Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security in global form shall be exercised only through the Common Depositary subject to the Applicable Procedures. The Trustee, Registrar and Paying Agent may rely and shall be fully protected in relying upon information furnished by the Common Depositary with respect to its members, participants and any beneficial owners.
(ii)    The Trustee, Registrar and Paying Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including without limitation any transfers between or among Agent Members or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
SECTION 2.19.    Computation of Interest.
Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months and actual days elapsed.
ARTICLE THREE
REDEMPTION
SECTION 3.01.    Applicability of Article
The provisions of this Article Three shall be applicable to the Securities of any series which are redeemable before their maturity or to any sinking fund for the retirement of Securities of a series, except as otherwise specified pursuant to Section 2.03 for Securities of such series.
SECTION 3.02.    Election to Redeem; Notices to Registrar, Trustee and Paying Agents.
If the Issuer elects to redeem Securities of an applicable series pursuant to the terms of the Securities of such series, at least 10 days prior to the Redemption Date but not more than 65 days before the Redemption Date, the Issuer shall notify the Registrar, the Trustee, and the relevant Paying Agent in writing of the Redemption Date, the principal amount of such series of Securities to be redeemed, the redemption price(s) (or manner of calculation if not then known) and the conditions precedent to such redemption (if any), and deliver to the Trustee an Officer’s Certificate stating that such redemption will comply with the conditions contained in the terms of the Securities of such series. Except as provided in the penultimate paragraph of

Section 3.04 and the first proviso in Section 3.05, notice given to the Registrar, the Trustee and the relevant Paying Agent pursuant to this Section 3.02 may not be revoked after the time that notice is given to Holders pursuant to Section 3.04. If the redemption price is not known at the time such notice is to be given, the actual redemption price, calculated as described in the terms of the applicable series of such Securities, will be set forth in an Officer’s Certificate delivered to the Registrar, the Trustee, and the relevant Paying Agent no later than two Business Days prior to the redemption date.
SECTION 3.03.    Selection by Trustee of Securities to be Redeemed.
If less than all of a series of Securities is to be redeemed at any time, selection of Securities of such series for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Securities to be redeemed are listed or, if such Securities are not so listed, on a pro rata basis; provided that no Securities with a principal amount of €100,000 or less shall be redeemed in part. For all purposes of this Indenture unless the context otherwise requires, provisions of this Indenture that apply to Securities of a series called for redemption also apply to portions of Securities of such series called for redemption. Redemption amounts shall only be paid upon presentation and surrender of any such Securities to be redeemed to the Trustee at its Corporate Trust Office.
SECTION 3.04.    Notice of Redemption.
At least 10 days, and no more than 60 days, before a Redemption Date, the Issuer shall send, or cause to be sent, a notice of redemption electronically or by first-class mail to each Holder of the applicable series of Securities to be redeemed at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to Section 2.07.
The notice shall identify the series of Securities to be redeemed (including the CUSIP, ISIN and/or Common Code numbers thereof) and shall state:
(1)    the Redemption Date;
(2)    the redemption price and the amount of premium (or manner of calculation if not then known) and accrued interest to be paid;
(3)    if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date and upon surrender of such Security, a new Security or Securities of the same series in principal amount equal to the unredeemed portion will be issued;
(4)    the name and address of the Paying Agent;
(5)    that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;
(6)    that unless the Issuer defaults in making the redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this

Indenture, interest on Securities called for redemption ceases to accrue on and after the Redemption Date;
(7)    the provision of the Securities pursuant to which the redemption is occurring;
(8)    the aggregate principal amount of such series of Securities that are being redeemed;
(9)    any conditions precedent to such redemption in reasonable detail; and
(10)    that no representation is made as to the correctness or accuracy of the CUSIP, ISIN or Common Code numbers printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities.
At the Issuer’s written request made at least 10 Business Days prior to the date on which notice is to be given (unless a shorter notice shall be agreed to in writing by the Trustee), together with the notice of redemption to be given, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s sole expense. The Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.
If any notice of redemption is subject to one or more conditions precedent, any such redemption may be rescinded in whole and not in part at any time prior to the close of business on the Business Day prior to the Redemption Date if the Issuer delivers an Officer’s Certificate to the Trustee describing the failure of the condition in reasonable detail and rescinding the redemption. The Trustee shall promptly provide a copy of such Officer’s Certificate to the Holders in the same manner in which the notice of redemption was given.
The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
SECTION 3.05.    Effect of Notice of Redemption.
Once the notice of redemption described in Section 3.04 is sent and subject to the proviso to this sentence, Securities of the applicable series called for redemption become due and payable on the Redemption Date and at the redemption price, including any premium, plus interest accrued to the Redemption Date; provided, however, that any redemption and notice thereof pursuant to this Indenture may, in the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent described in such notice, including, but not limited to, the completion of any related transaction, and in which case if and/or to the extent such condition(s) precedent is/are not satisfied the Issuer shall have no obligation to redeem Securities on such Redemption Date. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price, including any premium, plus interest accrued to the Redemption Date; provided that if the Redemption Date is after a regular record date and on or prior to the Interest

Payment Date, the accrued interest shall be payable to the Holder of the redeemed Securities registered on the relevant record date; and provided, further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.
SECTION 3.06.    Deposit of Redemption Price.
On or prior to 10:00 A.M., London time, on each Redemption Date, the Issuer shall deposit with the Paying Agent euros or other applicable currency sufficient to pay the redemption price of, including premium, if any, and accrued interest on any and all Securities of the applicable series to be redeemed on that date (other than Securities or portions thereof called for redemption on that date which have been delivered by the Issuer to the Trustee for cancellation).
On and after any Redemption Date, if money sufficient to pay the redemption price of, including premium, if any, and accrued interest on all Securities of a series called for redemption shall have been made available in accordance with the immediately preceding paragraph, the Securities of such series called for redemption will cease to accrue interest and the only right of the Holders of the Securities of such series will be to receive payment of the redemption price of and, subject to the second proviso in Section 3.05, accrued and unpaid interest on the Securities of such series to the Redemption Date. If any Security surrendered for redemption shall not be so paid, interest will be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Security and (to the extent permitted by applicable law) any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in the applicable Securities.
SECTION 3.07.    Securities Redeemed in Part.
Upon surrender of a Security of a series that is redeemed in part, the Issuer shall execute and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate, the Trustee shall authenticate for the Holder thereof a new Security equal in principal amount to the unredeemed portion of the Security of such series surrendered.
ARTICLE FOUR
COVENANTS
SECTION 4.01.    Payment of Securities.
The Issuer shall pay the principal of and interest on the Securities of each series on the dates and in the manner provided in the Securities of such series and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or the Paying Agents hold by 10:00 a.m., London time, on that date euros or other applicable currency designated for and sufficient to pay such installment.

The Issuer shall pay interest on overdue principal (including post-petition interest in a proceeding under any Bankruptcy Law or the Act on Court Confirmation of Extrajudicial Restructuring Plans)), and overdue interest, to the extent lawful, at the rate specified in the applicable Securities.
SECTION 4.02.    Maintenance of Office or Agency.
(a)    The Issuer will maintain in each place of payment of the Securities of any series established pursuant to Section 2.03 an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Securities of that series and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
(b)    The Issuer may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
SECTION 4.03.    Legal Existence.
Except as permitted by Article Five, the Parent Guarantor shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its legal existence, and the corporate, partnership or other existence of each Subsidiary (including the Issuer), in accordance with the respective organizational documents (as the same may be amended from time to time) of the Parent Guarantor and each such Subsidiary and (ii) the material rights (charter and statutory) and franchises of the Parent Guarantor and such Subsidiaries; provided that the Parent Guarantor shall not be required to preserve any such right, franchise, or the corporate, partnership or other existence of any of its Subsidiaries (other than the Issuer) if the Board of Directors of the Parent Guarantor or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Parent Guarantor and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.
SECTION 4.04.    Compliance with Law.
The Parent Guarantor shall, and shall cause each of its Subsidiaries (including the Issuer) to, comply with all statutes, laws, ordinances or government rules and regulations to which they are subject, non-compliance with which would materially adversely affect the business, financial condition or results of operations of the Parent Guarantor and its Subsidiaries, taken as a whole.

SECTION 4.05.    Waiver of Stay, Extension or Usury Laws.
The Issuer and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Issuer and the Guarantors from paying all or any portion of the principal of, premium, if any, and/or interest on the Securities of the applicable series as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) the Issuer and the Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
SECTION 4.06.    Compliance Certificate.
(a)    The Parent Guarantor shall deliver to the Trustee, within 120 days after the end of each Fiscal Year, a Compliance Certificate substantially in the form attached hereto as Exhibit C (i) stating that the Officer executing such Officer’s Certificate has conducted or supervised a review of the activities the Parent Guarantor and its Subsidiaries and the Parent Guarantor’s and its Subsidiaries’ performance under this Indenture during such Fiscal Year, (ii) stating, as to the Officer signing such certificate, that, to the best of such Officer’s knowledge, based upon such review, the Parent Guarantor and the Issuer has fulfilled all obligations under this Indenture or, if there has been a Default under this Indenture that is continuing, a description of the event and what action the Parent Guarantor and its Subsidiaries are taking or propose to take with respect thereto, and (iii) listing the Significant Subsidiaries of the Parent Guarantor as of the most recently completed Fiscal Year.
(b)    The Parent Guarantor shall deliver to the Trustee, within five (5) Business Days after an Officer of the Parent Guarantor becomes aware of any Default or Event of Default, a statement specifying such Default or Event of Default.
(c)    The Issuer shall provide written notice to the Trustee of any change in the Issuer’s Fiscal Year.
SECTION 4.07.    Taxes.
The Parent Guarantor shall, and shall cause each of its Subsidiaries (including the Issuer) to, pay prior to delinquency (a) all material taxes, assessments, and governmental levies and (b) all lawful material claims for labor, materials and supplies which, in each case, if unpaid, might by law become a lien upon the property of the Issuer or any of its Subsidiaries; provided, however, that, neither the Parent Guarantor nor any of its Subsidiaries shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 4.08.    Repurchase at the Option of Holders upon Change of Control Triggering Event.
(a)    Upon the occurrence of a Change of Control Triggering Event with respect to a series of Securities, unless the Issuer has exercised its right to redeem the Securities of such series pursuant to Section 3.02, each Holder of Securities of such series shall have the right to require the Issuer to purchase all or a portion of such Holder’s Securities of such series pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Payment”), subject to the rights of Holders of Securities of such series on the relevant record date to receive interest due on the relevant Interest Payment Date.
(b)    Within 30 days following the date upon which the Change of Control Triggering Event occurred with respect to a series of Securities, the Issuer will send, electronically or by first class mail, a notice to each Holder of Securities of such series, with a copy to the Trustee, which notice will govern the terms of the Change of Control Offer. The notice shall describe the transaction or transactions that constitute the Change of Control and the Change of Control Triggering Event and offer to purchase Securities of the applicable series on the purchase date specified in such notice (which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law) (the “Change of Control Payment Date”) pursuant to the procedures required by this Indenture and described in such notice. Such notice shall state:
(1)    that the Change of Control Offer is being made pursuant to this Section 4.08 and that all Securities of the applicable series validly tendered and not validly withdrawn will be accepted for payment;
(2)    the Change of Control Payment and the Change of Control Payment Date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law);
(3)    that any Security of the applicable series not tendered will continue to accrue interest;
(4)    that, unless the Issuer defaults in making payment therefor, any Security of the applicable series accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;
(5)    that Holders electing to have a Security of the applicable series purchased pursuant to the Change of Control Offer will be required to surrender such Security, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Security completed, to the Paying Agent and Registrar for the Security of such series at the address specified in the notice, or transfer the Security of such series to the Paying Agent by book-entry transfer pursuant to the applicable procedures of the Paying Agent, in each case, prior to the close of business on the third (3rd) Business Day prior to the Change of Control Payment Date;
(6)    that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the third Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission, .pdf attachment or letter setting forth the name of the Holder, the principal amount of the Securities of the applicable series the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have the Securities of such series purchased;
(7)    that Holders whose Securities of such series are purchased only in part will be issued new Securities in a principal amount equal to the unpurchased portion of the Securities of the applicable series surrendered; provided, however, that each Security of such series purchased and each new Security issued shall be in a principal amount of €100,000 each or integral multiples of €1,000 in excess thereof;
(8)    the circumstances and relevant facts regarding the Change of Control Triggering Event; and
(9)    if mailed prior to the date of consummation of the Change of Control, that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.
(c)    On the Change of Control Payment Date, the Issuer shall, to the extent lawful:
(1)    accept for payment all Securities of a series or portions thereof (in minimum amounts of €100,000 each or an integral multiple of €1,000 in excess thereof) properly tendered pursuant to the Change of Control Offer;
(2)    deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities of such series or portions thereof properly tendered; and
(3)    deliver or cause to be delivered to the Trustee for cancellation all Securities of such series so accepted together with an Officer’s Certificate stating the aggregate principal amount of Securities of such series (or portions thereof) being purchased by the Issuer.
The Paying Agent will promptly remit to each Holder of Securities of the applicable series so tendered the Change of Control Payment for the Securities of such series, and the Issuer shall execute and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate, the Trustee shall promptly authenticate (or cause to be authenticated) and deliver (or cause to be transferred by book entry) to each Holder of Securities of such series a new Security of such series equal in principal amount to any unpurchased portion of the Securities of such series surrendered, if any; provided that each such new Security shall be in a principal amount of €100,000 each or an integral multiple of €1,000 in excess thereof. The Issuer shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
If Holders of not less than 90% in aggregate principal amount of the then outstanding Securities of a series validly tender and do not withdraw the Securities of such series in a Change of Control Offer and the Issuer, or any other Person making a Change of Control Offer in lieu of the Issuer as described below, purchases all of the Securities of such series validly tendered and not withdrawn by such Holders, the Issuer will have the right, upon not less than 15 calendar days nor more than 60 calendar days’ prior notice, given not more than 30 calendar days following such purchase pursuant to the Change of Control Offer described above, to redeem all Securities of such series that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount of the Securities of such series, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).
Upon the payment of the Change of Control Payment, the Trustee shall, subject to the provisions of Section 2.17, return the Securities of the applicable series purchased to the Issuer for cancellation. The Trustee may act as the Paying Agent for purposes of any Change of Control Offer.
(d)    The Issuer will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.08 with respect to a Change of Control Offer made by the Issuer and purchases all Securities of such series validly tendered and not withdrawn under such Change of Control Offer.
(e)    The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Securities of the applicable series as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by virtue of its compliance with such securities laws and regulations.
SECTION 4.09.    Limitation on Liens.
The Parent Guarantor will not, and the Parent Guarantor will not permit any of its Subsidiaries (including the Issuer) to create, incur, issue, assume or guarantee any Indebtedness secured by a Security Interest (other than Permitted Security Interests) upon any Property, or upon shares of capital stock or evidence of Indebtedness issued by the Parent Guarantor or any of its Subsidiaries and owned by the Parent Guarantor or by any of its Subsidiaries, without making effective provision to secure all of the Securities of the applicable series, equally and ratably with any and all other Indebtedness secured thereby, so long as any of such other Indebtedness shall be so secured. “Permitted Security Interests” means:
(1)    Security Interests on property acquired, constructed, developed or improved after the applicable Issue Date by the Parent Guarantor or any of its Subsidiaries and created prior to or contemporaneously with, or within 180 days after the acquisition of property which is a parcel of real property, a building, machinery or equipment;
(2)    Security Interests on property at the time of acquisition which secure obligations assumed by the Parent Guarantor or any of its Subsidiaries, or on the Property or on the outstanding shares or Indebtedness of a corporation or firm at the time it becomes a subsidiary or is merged into or consolidated with the Parent Guarantor or any of its Subsidiaries, or on properties of a corporation or firm acquired by the Parent Guarantor or any of its Subsidiaries as an entirety or substantially as an entirety; provided that the Security Interests may not extend to any other property of the Parent Guarantor or such Subsidiary other than proceeds and products of such Property, shares or Indebtedness and accessions thereto and provided further that such Security Interests were not created in connection with such property being acquired or such corporation or firm becoming a subsidiary or being acquired;
(3)    Security Interests arising from conditional sales agreements or title retention agreements with respect to property acquired by the Parent Guarantor or any of its Subsidiaries;
(4)    Security Interests securing Indebtedness of a Subsidiary of the Parent Guarantor owing to the Parent Guarantor or to another Subsidiary of the Parent Guarantor;
(5)    Security Interests (a) to secure obligations under Credit Facility Debt or Capital Markets Debt or (b) in accounts receivable and related assets, in an aggregate principal amount under clauses (a) and (b) combined not to exceed at any time an amount equal to 17.5% of Consolidated Total Assets (as of the end of the most recent Fiscal Year of the Parent Guarantor ended on or most recently prior to such date of determination));
(6)    Security Interests existing on the applicable Issue Date and extensions, renewals and replacements of any such Security Interests so long as (a) such Security Interests are not extended to any other Property of the Parent Guarantor or any of its Subsidiaries (b) and the amount of Indebtedness secured by such Security Interests is not increased;
(7)    any Security Interest arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulations, which is required by law or governmental regulation as a condition to the transaction of any business, or the exercise of any privilege, franchise or license;
(8)    carriers’, warehousemen’s, mechanics’ and other statutory liens arising in the ordinary course of business (including construction of facilities) in respect of obligations that are not due or that are being contested in good faith;
(9)    Security Interests for taxes, assessments or governmental charges not yet delinquent or for taxes, assessments or governmental charges that are being contested in good faith;
(10)    landlords’ liens on fixtures on premises leased in the ordinary course of business;
(11)    Security Interests to secure the performance of statutory obligations, insurance, surety or appeal bonds, performance bonds, or other obligations of a like nature incurred in the ordinary course of business (including Security Interests to secure letters of credit issued to assure payment of such obligations);
(12)    Security Interests on assets of the Parent Guarantors or any of its Subsidiaries securing Indebtedness consisting of Hedging Obligations or Treasury Management Arrangements;
(13)    survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially impair the use of said properties in the operation of the business of the Parent Guarantor and its Subsidiaries;
(14)    Security Interests on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;
(15)    filing of Uniform Commercial Code financing statements as a precautionary measure in connection with operating leases;
(16)    bankers’ liens and rights of setoff;
(17)    Security Interests in cash, cash equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;
(18)    Security Interests on specific items of inventory or other goods (and the proceeds thereof) of the Parent Guarantor or any of its Subsidiaries securing such Person’s obligations in respect of bankers’ acceptances or trader-related letters of credit issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(19)    grants of intellectual property licenses (including software and other technology licenses) in the ordinary course of business;
(20)    Security Interests incurred or pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security and employee health and disability benefits (including pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements);
(21)    deposits made in the ordinary course of business to secure liability to insurance carriers;
(22)    Security Interests to secure partial, progress, advance or other payments or any Indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction, development, or substantial repair, alteration or improvement of the property subject to such Security Interests if the commitment for the financing is obtained not later than 180 days after the later of the completion of or the placing into operation (exclusive of test and start-up periods) of such property;
(23)    deposits by or on behalf of the Parent Guarantor or any of its Subsidiaries to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(24)    any interest or title of a lessor under any lease entered into by the Parent Guarantor or any of its Subsidiaries in the ordinary course of its business and covering only the assets so leased and, in respect of real property located in Germany, any landlord lien (Vermieter- oder Verpӓchterpfandrecht);
(25)    Security Interests arising out of the existence of judgments or awards that do not constitute an Event of Default in respect of which the Parent Guarantor or any of its Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review and in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings;
(26)    Security Interests arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution or, solely in respect of the Issuer or LKQ Netherlands, any Security Interest or right of set-off created pursuant to the general conditions of a bank operating in the Netherlands based on the general conditions drawn up in consultation between the Netherlands Bankers’ Association (Nederlandse Vereniging van Banken) and the consumers’ organisation (Consumentenbond); provided that (a) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Parent Guarantor or any of its Subsidiaries in excess of those set forth by regulations promulgated by the Board of Governors of the Federal Reserve System of the United States of America, and

(b) such deposit account is not intended by the Parent Guarantor or any of its Subsidiaries to provide collateral to the depository institution;
(27)    Security Interests that are contractual rights of setoff (a) relating to the establishment of depository relations with banks not given in connection with the incurrence of Indebtedness, including liens or rights of set-off arising under the general terms and conditions of banks with whom any group member maintains a banking relationship in the ordinary course of business, including Security Interests of the Parent Guarantor or any of its Subsidiaries under the German general terms and conditions of banks and saving banks (Allgemeine Geschӓftsbedingungen der Banken und Sparkassen), or (b) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations to banks not given in connection with the incurrence of Indebtedness and incurred in the ordinary course of business of the Parent Guarantor or its relevant Subsidiary and not relating to any Indebtedness of the Parent Guarantor or such Subsidiary, or (c) relating to purchase orders and other similar agreements entered into with customers of the Parent Guarantor or its relevant Subsidiary in the ordinary course of business;
(28)    Security Interests of any supplier to a Subsidiary of the Parent Guarantor in the United Kingdom in the form of customary purchase money title retention interests arising in the ordinary course of business on inventory sold by such supplier to such Subsidiary;
(29)    customary Security Interests and rights of setoff in favor of a credit card or debit card processor under any processor agreement and relating solely to the amounts paid or payable thereunder, and customary deposits on reserve held by such credit card or debit card processor, in each case arising in the ordinary course of business; provided that no such Security Interests permitted by this clause (29) shall remain in existence longer than five (5) Business Days; or
(30)    pledges and deposits made by any Captive Insurance Subsidiary in respect of capital requirements required by any applicable Governmental Authority in connection with such Captive Insurance Subsidiary’s captive insurance program.
Additionally, any Indebtedness secured by such Permitted Security Interests includes any extension, renewal or refunding, in whole or in part, of any Secured Debt permitted at the time of the original incurrence thereof, provided that the Security Interest securing the extended, renewed or refunded Secured Debt is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Security Interest arose, could secure the original Security Interest (plus improvements and accessions to such property or proceeds or distributions thereof).
For purposes of determining compliance with this Section 4.09, a Security Interest securing an item of Secured Debt need not be permitted solely by one category of Permitted Security Interest but may be permitted in part under any combination thereof, and if a Permitted Security Interest meets the criteria or more than one of the exceptions described in clauses (1)

through (30) of this Section 4.09, the Issuer may, in its sole discretion, classify the Permitted Security Interest in any manner that complies with this Section 4.09.
SECTION 4.10.    Limitation on Sale and Leaseback Transactions.
The Parent Guarantor will not, and will not permit any Subsidiary of the Parent Guarantor (including the Issuer) to, enter into any arrangement with any Person providing for the leasing by the Parent Guarantor or any Subsidiary of the Parent Guarantor of any Property that has been or is to be sold or transferred by the Parent Guarantor or such Subsidiary to such Person, with the intention of taking back a lease of such Property or assets (a “Sale and Leaseback Transaction”) unless either:
(1)    within 12 months after the receipt of the proceeds of the sale or transfer, the Parent Guarantor or any Subsidiary of the Parent Guarantor apply an amount equal to the greater of the net proceeds of the sale or transfer or the fair value of such property or assets (as determined in good faith by the Parent Guarantor’s Board of Directors as of any date within 90 days prior to the date of such sale or transfer) to the prepayment or retirement (other than any mandatory prepayment or retirement) of Senior Funded Debt; or
(2)    the Parent Guarantor or such Subsidiary would be entitled, at the effective date of the sale or transfer, to incur debt secured by a Security Interest on such property or assets in an amount at least equal to the Attributable Debt in respect of the Sale and Leaseback Transaction, without equally and ratably securing the Securities pursuant to Section 4.09.
The foregoing restriction in this Section 4.10 will not apply to any Sale and Leaseback Transaction (i) for a term of not more than three years including renewals; (ii) between the Parent Guarantor and a Subsidiary of the Parent Guarantor or between Subsidiaries of the Parent Guarantor, provided that the lessor is the Parent Guarantor or a Wholly Owned Subsidiary; or (iii) entered into within 270 days after the later of the acquisition or completion of construction of the subject property or assets.
SECTION 4.11.    Reports to Trustee and Holders.
(a)    So long as any Securities are outstanding hereunder, the Parent Guarantor shall furnish to the Trustee, within fifteen (15) calendar days after the Parent Guarantor files the same with the Commission, copies of the annual reports and of the information, documents, and other reports, if any, that the Parent Guarantor is required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act or pursuant to Section 314 of the Trust Indenture Act.
(b)    Whether the Parent Guarantor files the reports and information referred to in Section 4.11(a) with the Commission or posts such reports on the Parent Guarantor’s website, the public posting of such reports shall satisfy any requirement in this Indenture (including this

Section 4.11) to deliver such reports to the Trustee and Holders. The Parent Guarantor will at all times comply with the provisions of TIA §314(a).
(c)    Delivery of the reports and information referred to in Section 4.11(a) to the Trustee shall be for informational purposes only, and the Trustee’s receipt of such reports and information shall not constitute constructive notice of any information contained therein or determinable from information contained therein (including the Parent Guarantor’s compliance with any of its covenants set forth in this Indenture as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate).
(d)    The terms of this Indenture shall not impose any duty on the Parent Guarantor under the Sarbanes-Oxley Act of 2002 and the related Commission rules that would not otherwise be applicable to it.
SECTION 4.12.    Issuer Business Activities.
The Issuer will not engage in any activities or take any action that would be inconsistent with the definition of “finance subsidiary” within the meaning of Rule 3-10 of Regulation S-X under the Securities Act.
SECTION 4.13.    Future Subsidiary Guarantees.
If, after the applicable Issue Date, any Credit Facility Debt or Capital Markets Debt is or becomes guaranteed by any Domestic Subsidiary then, if such Domestic Subsidiary is not already a Guarantor, the Parent Guarantor shall cause such Domestic Subsidiary within 30 days after such Domestic Subsidiary guarantees such Credit Facility Debt or Capital Markets Debt to (a) execute and deliver to the Trustee a supplemental indenture (substantially in the form of Exhibit B to this Indenture) pursuant to which such Domestic Subsidiary will fully and unconditionally guarantee all of the Issuer’s obligations under this Indenture and (b) deliver to the Trustee an Opinion of Counsel to the effect that (i) such supplemental indenture and Guarantee has been duly authorized, executed and delivered, (ii) such supplemental indenture and Guarantee constitutes a valid, binding and enforceable obligation of such Domestic Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including the Act on Court Confirmation of Extrajudicial Restructuring Plans) and except insofar as enforcement thereof is subject to general principles of equity and (iii) such supplemental indenture complies with the terms of this Indenture.
ARTICLE FIVE
SUCCESSOR CORPORATION
SECTION 5.01.    Merger, Consolidation or Sale of Assets.
(a)    Neither the Issuer nor the Parent Guarantor will consolidate or merge with or into any other Person or, in a single transaction or a series of related transactions, Transfer all or substantially all of the properties or assets of the Parent Guarantor and its Subsidiaries, taken as a whole, to another Person and (b) neither the Issuer nor the Parent Guarantor will permit any Subsidiary Guarantor to consolidate or merge with or into any other Person or, in a single transaction or a series of related transactions, Transfer all or substantially all of the properties or assets of such Subsidiary Guarantor to another Person unless:
(i)    in the case of a merger, consolidation or Transfer involving (A) the Parent Guarantor, the Parent Guarantor is the continuing corporation or the successor is a corporation, limited liability company, partnership or trust organized under the laws of the United States or a state thereof, (B) the Issuer, the Issuer is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such Transfer has been made is a corporation, limited liability company, partnership, trust or similar entity organized under the laws of the United States or a state thereof, the United Kingdom or any member state of the European Union, or (C) a Subsidiary Guarantor, such Subsidiary Guarantor is the continuing Person or the successor to such Subsidiary Guarantor is a corporation, limited liability company, partnership or trust organized under the same jurisdiction in which such Subsidiary Guarantor is organized or under the laws of the United States or a state thereof;
(ii)    the successor Person expressly assumes by a supplemental indenture or amendment of the relevant documents the obligations of the Parent Guarantor, the Issuer or such Subsidiary under the Securities and this Indenture;
(iii)    the Parent Guarantor, the Issuer, the Subsidiary Guarantor or the successor Person, as the case may be, is not immediately after such transaction, in default in the performance of any covenant or condition under this Indenture;
(iv)    immediately before and immediately after giving effect to such transaction, no Event of Default exists; and
(v)    the Parent Guarantor, the Issuer, the Subsidiary Guarantor or the successor Person shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture and an Opinion of Counsel to the effect that such supplemental indenture (if any) has been duly authorized, executed and delivered and is a legal, valid and binding agreement enforceable against the successor Person (in each case, in form and substance reasonably satisfactory to the Trustee); provided that in giving an Opinion of Counsel, counsel may rely on an Officer’s Certificate as to any matters of fact.
This Section 5.01 will not apply to any Transfer of assets between or among the Issuer and any one or more of the Guarantors or between or among any one or more of the Guarantors.

SECTION 5.02.    Successor Person Substituted.
Upon any consolidation, combination or merger of the Issuer or any Guarantor, or any Transfer of all or substantially all of the Issuer’s or a Guarantor’s assets in accordance with the foregoing provisions of Section 5.01, in which the Issuer or such Guarantor is not the continuing obligor under the Securities or the related Guarantee, the surviving entity formed by such consolidation or into which the Issuer or such Guarantor is merged or to which the Transfer is made will succeed to, and be substituted for, and may exercise every right and power of the Issuer or such Guarantor under this Indenture, the Securities, and the Guarantees with the same effect as if such surviving entity had been named therein as the Issuer or such Guarantor, as the case may be, and, except in the case of a Transfer to the Issuer or any of the Guarantors, the Issuer or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on such Securities or in respect of the related Guarantee, as the case may be, and all of the Issuer’s or such Guarantor’s, as the case may be, other obligations and covenants under such Securities, this Indenture and the related Guarantee, if applicable.
ARTICLE SIX
DEFAULTS AND REMEDIES
SECTION 6.01.    Events of Default.
Each of the following constitutes an “Event of Default” with respect to each series of Securities:
(1)    default for 30 consecutive days in the payment when due of interest with respect to such series of Securities;
(2)    default in payment when due of principal or premium, if any, on such series of Securities at maturity, upon redemption or otherwise;
(3)    failure by the Issuer or any Guarantor for 60 consecutive days after receipt of notice from the Trustee or Holders of at least 25% in aggregate principal amount of a series of Securities then outstanding under this Indenture (with a copy to the Trustee) to comply with the provisions described under Section 4.08 with respect to the Securities of such series;
(4)    failure by the Issuer or any Guarantor for 60 consecutive days after receipt of notice from the Trustee or the Holders of at least 25% in aggregate principal amount of such series of Securities then outstanding under this Indenture (with a copy to the Trustee) to comply with any covenant or agreement contained in this Indenture in respect of the Securities of such series (other than the covenants and agreements specified in clauses (1) through (3) of this Section 6.01);
(5)    default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the

Issuer or any of the Subsidiaries or the payment of which is guaranteed by the Issuer or any of the Guarantors (other than Indebtedness owed to the Issuer or such Guarantor), whether such Indebtedness or Guarantee now exists or is created after the applicable Issue Date, which default (a) is caused by a failure to pay when due at final stated maturity (giving effect to any grace period related thereto) principal of such Indebtedness (a “Payment Default”) or (b) results in the acceleration of such Indebtedness prior to its stated maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $100.0 million or more;
(6)    failure by the Issuer or any of the Guarantors to pay final and non-appealable judgments (net of any amounts covered by insurance and as to which such insurer has not denied responsibility or coverage in writing) aggregating $100.0 million or more, which judgments are not paid, discharged, bonded, stayed or waived within 60 days after such judgment becomes final, and in the event such judgment is covered in full by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;
(7)    (A) a court having jurisdiction over the Issuer or any Guarantor enters (x) a decree or order for relief in respect of the Issuer, any Guarantor, or any Subsidiary of the Parent Guarantor that is a Significant Subsidiary in an involuntary case or proceeding under any Bankruptcy Law or the Act on Court Confirmation of Extrajudicial Restructuring Plans or (y) a decree or order adjudging the Issuer, any Guarantor, or any Subsidiary of the Parent Guarantor that is a Significant Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer, such Guarantor, or any such Significant Subsidiary under any Bankruptcy Law or the Act on Court Confirmation of Extrajudicial Restructuring Plans, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer, such Guarantor, or such Significant Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days or (B) the Issuer, any Guarantor, or any Significant Subsidiary (i) commences a voluntary case under any Bankruptcy Law or the Act on Court Confirmation of Extrajudicial Restructuring Plans or consents to the entry of an order for relief in an involuntary case under any Bankruptcy Law or the Act on Court Confirmation of Extrajudicial Restructuring Plans, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer, any such Guarantor, or any such Significant Subsidiary for all or substantially all the property and assets of the Issuer, such Guarantor, or such Significant Subsidiary, (iii) effects any general assignment for the benefit of creditors or (iv) generally is not paying its debts as they become due;

(8)    any Guarantee of any Guarantor shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect in all material respects (other than in accordance with the terms of such Guarantee and this Indenture) or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor from its Guarantee in accordance with the terms of this Indenture and such Guarantee); and
(9)    any other Event of Default established pursuant to Section 2.03 for the Securities of such series.
SECTION 6.02.    Acceleration of Maturity; Rescission.
If any Event of Default occurs and is continuing with respect to a series of Securities, the Trustee or the Holders of at least 25% in aggregate principal amount of any series of Securities then outstanding under this Indenture may declare all Securities of such series to be due and payable by notice in writing to the Issuer and the Trustee, in the case of notice by Holders of the Securities of such series, specifying the respective Event of Default and that it is a “notice of acceleration” and the same shall become immediately due and payable. Notwithstanding the foregoing, if an Event of Default specified in Section 6.01(7) occurs with respect to the Issuer, all outstanding Securities shall become due and payable without further action or notice. The Holders may not enforce this Indenture or the Securities except as provided in this Indenture.
Notwithstanding the foregoing, if after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of outstanding Securities of such series may rescind and annul such acceleration if:
(1)    all Events of Default with respect to such series of Securities, other than nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived;
(2)    to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;
(3)     the Issuer has paid the Trustee its compensation and reimbursed the Trustee for its expenses, disbursements, indemnities and advances (including attorneys’ fees); and
(4)    in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(7), the Trustee shall have received an Officer’s Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.
No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03.    Other Remedies.
If an Event of Default occurs and is continuing with respect to the Securities of any series, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the applicable series of Securities or to enforce the performance of any provision of the series of Securities or this Indenture and may take any necessary action requested by the Holders of a majority of the principal amount outstanding of the Securities of such series to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.
The Trustee may maintain a proceeding even if it does not possess any of the applicable series of Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative. Any costs associated with actions taken by the Trustee under this Section 6.03 shall be reimbursed to the Trustee by the Issuer and the Guarantors.
SECTION 6.04.    Waiver of Existing Defaults and Events of Default.
(a)    Subject to Sections 2.11, 6.02, 6.08 and 8.02, the Holders of a majority in principal amount of a series of Securities then outstanding shall have the right to waive past Defaults under this Indenture with respect to such series of Securities except a Default in the payment of the principal of, or interest or premium, if any, on any Securities as specified in clauses (1) and (2) of Section 6.01 or in respect of a covenant or a provision which cannot be modified or amended without the consent of all Holders as provided for in Section 8.02. The Issuer shall deliver to the Trustee an Officer’s Certificate stating that the requisite percentage of Holders of such series of Securities have consented to such waiver and attaching copies of such consents. In case of any such waiver, the Issuer, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Securities of such series, respectively. This Section 6.04(a) shall be in lieu of TIA § 316(a)(1)(B), and TIA § 316(a)(1)(B) is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.
(b)    Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.
SECTION 6.05.    Control by Majority.
Subject to Sections 2.10 and 7.01, the Holders of a majority in aggregate principal amount of the outstanding Securities of a series have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by this Indenture with respect to such series. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another

Holder not taking part in such direction, and the Trustee shall have the right to decline to follow any such direction (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such Holders) if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed may involve it in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification satisfactory to it against any cost, liability or expense (including reasonable attorneys’ fees incurred prior to the occurrence of an Event of Default and all attorneys’ fees incurred following the occurrence of an Event of Default) that might be caused by taking such action or following such direction. This Section 6.05 shall be in lieu of TIA § 316(a)(1)(A), and TIA § 316(a)(1)(A) is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.
SECTION 6.06.    Limitation on Suits.
Subject to Section 6.08, a Holder of any Security of any series may not pursue any remedy with respect to this Indenture or the Securities of such series unless:
(1)    the Holder has given the Trustee written notice of a continuing Event of Default with respect to the Securities of such series;
(2)    the Holders of at least 25% in principal amount of the Securities of such series then outstanding make a written request to the Trustee to pursue the remedy;
(3)    such Holder or Holders offer the Trustee security or indemnity satisfactory to the Trustee against any costs, liability or expense;
(4)    the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity against any cost, liability or expense that might be caused by complying with such request; and
(5)    during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Securities of such series do not give the Trustee a direction that is inconsistent with the request.
A Holder may not use any provision of this Indenture to disturb or prejudice the rights of another Holder or to obtain a preference or priority over another Holder.
SECTION 6.07.    No Personal Liability of Directors, Officers, Employees and Stockholders.
No director, officer, employee, incorporator or stockholder of the Issuer or of any Guarantor, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Securities, this Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Securities waives and releases all such liability. The waiver may not be effective to waive liabilities under the federal securities laws.
SECTION 6.08.    Rights of Holders To Receive Payment.
Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of the principal of or premium, if any, or interest, if any, on such Security on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment, on or after such respective due dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.
SECTION 6.09.    Collection Suit by Trustee.
If an Event of Default occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any Guarantor (or any other obligor on the Securities) for the whole amount of unpaid principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate set forth in the applicable Securities, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel (including attorneys’ fees).
SECTION 6.10.    Trustee May File Proofs of Claim.
The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07) and the Holders allowed in any judicial proceedings relative to the Issuer or any Guarantor (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.
Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceedings.

SECTION 6.11.    Priorities.
If the Trustee collects any money or property pursuant to this Article Six, and after an Event of Default any money or other property distributable in respect of the Issuer’s or Guarantors’ obligations under this Indenture, such money or property shall be paid out or distributed in the following order:
FIRST: to the Trustee and any predecessor Trustee for amounts due under Section 7.07;
SECOND: to the Paying Agent and any predecessor Paying Agent (other than the Issuer, Parent Guarantor or any of their respective Subsidiaries) for amounts due under Section 7.07;
THIRD: to Holders of the applicable series of Securities for amounts due and unpaid on the Securities of such series for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities of such series; and
FOURTH: to the Issuer or, to the extent the Trustee collects any amount from any Guarantor, to such Guarantor.
The Trustee may fix a record date and payment date for any payment to Holders of the applicable series of such Securities pursuant to this Section 6.11.
SECTION 6.12.    Undertaking for Costs.
In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs incurred prior to the occurrence of an Event of Default and all costs incurred following the occurrence of an Event of Default, including reasonable attorneys’ fees and expenses incurred prior to the occurrence of an Event of Default and all such fees and expenses incurred following the occurrence of an Event of Default, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.08 or a suit by Holders of more than 10% in principal amount of the Securities of a series then outstanding.
ARTICLE SEVEN
TRUSTEE
SECTION 7.01.    Duties of Trustee.
(a)    If a Default or Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person under the circumstances would exercise or use under the same circumstances in the conduct of his or her own affairs.
Except for an Event of Default pursuant to Section 6.01(1) or 6.01(2) (upon the occurrence of which the Trustee if then acting as Paying Agent will be deemed to have knowledge thereof), the Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee has received written notice of any event which is in fact such a Default or Event of Default by the Issuer or by the Holders of at least 25% of the aggregate principal amount of the Securities of the applicable series by written notice of such event sent to the Trustee in accordance with Section 11.02 at the Corporate Trust Office of the Trustee, and such notice references the Securities of such series and this Indenture.
(b)    Except during the continuance of a Default or Event of Default of which a Responsible Officer of the Trustee has received written notice of:
(1)    the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(2)    In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may require and, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate, subject to the requirement in the preceding sentence, if applicable.
(c)    The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(1)    this paragraph does not limit the effect of Section 7.01(b);
(2)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
(3)    the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from a majority in aggregate principal amount of the Securities outstanding pursuant to the terms of this Indenture.
(d)    Whether or not therein expressly so provided, Section 7.01(a), (b), (c) and (e) hereof shall govern every provision of this Indenture that in any way relates to the Trustee.
(e)    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction (including, but in no way limited to, the fees and disbursements of agents and attorneys). The Trustee’s fees, expenses and indemnities (including, but in no way limited to, the fees and disbursements of agents and attorneys) are included in the amounts guaranteed by the Guarantees.
(f)    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer or any Guarantor. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.
(g)    No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights, powers or duties. The Trustee shall not be required to give any bond or surety in respect of the performance of its powers or duties hereunder.
SECTION 7.02.    Rights of Trustee.
Subject to Section 7.01:
(1)    the Trustee may conclusively rely on any document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document;
(2)    before the Trustee acts or refrains from acting, it may require and shall be entitled to receive an Officer’s Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 11.05. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion;
(3)    the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed by it with due care;
(4)    the Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers;

provided that the Trustee’s conduct does not constitute gross negligence or willful misconduct;
(5)    the Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel;
(6)    the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be compensated, reimbursed and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent (including but not limited to the Registrar and Paying Agent), custodian and other person employed to act hereunder;
(7)    the right of the Trustee to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and the Trustee shall not be answerable for other than its own gross negligence or willful misconduct in the performance of such act;
(8)    the Trustee may from time to time request that the Issuer deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any persons authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded;
(9)    in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;
(10)    the Trustee will not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness, or other paper or document, or inquire as to the performance by the Issuer or the Guarantors of any of their covenants in this Indenture but may make its own investigation or inquiry without incurring liability;
(11)    the Trustee may retain professional advisers, at the reasonable expense of the Issuer, to assist it in performing its duties under this Indenture. The Trustee may consult with such professional advisors or with counsel, and the advice or opinion of such professional advisors or counsel with respect to legal or other matters within their professional competence relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by them hereunder in good faith and in accordance with the advice and opinion of such professional advisor or counsel;

(12)    the Trustee is not required to give any bond or surety with respect to the performance or its duties or the exercise of its powers under this Indenture; and
(13)    the permissive right of the Trustee to take the actions permitted by this Indenture shall not be construed as an obligation or duty to do so.
SECTION 7.03.    Individual Rights of Trustee.
The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may make loans to, accept deposits from, perform services for or otherwise deal with either the Issuer or any Guarantor, or any Affiliates thereof, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee shall also be subject to Sections 7.10 and 7.11.
SECTION 7.04.    Trustee’s Disclaimer.
The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities or any Guarantee, it shall not be accountable for the Issuer’s or any Guarantor’s use of the proceeds from the sale of Securities, it will not be responsible for the use or application of any money received by any Paying Agent (other than itself as Paying Agent) or any money paid to the Issuer or any Guarantor pursuant to the terms of this Indenture and it shall not be responsible for any statement in the Securities, the Guarantees or this Indenture other than its certificate of authentication. The Trustee shall not be responsible for any statement in any document utilized by the Issuer in connection with the sale of the Securities, and shall not be responsible for any rating on the Securities or any action or omission of any Rating Agency.
SECTION 7.05.    Notice of Defaults.
If a Default or Event of Default occurs and is continuing (which shall not be cured or waived) and if it is known to a Responsible Officer of the Trustee (pursuant to Section 7.01(a) hereof), the Trustee shall give to each Holder of the applicable series of Securities a notice of the Default or Event of Default within 90 days after it occurs in the manner and to the extent provided in the TIA and otherwise as provided in this Indenture. Except in the case of a Default or Event of Default relating to the payment of the principal of or interest on any Security of a series (including payments pursuant to a redemption or repurchase of the Securities of such series pursuant to the provisions of this Indenture) or relating to Article Five of this Indenture, the Trustee may withhold the notice if and so long as the Board of Directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that withholding the notice is in the interests of Holders of such series.
SECTION 7.06.    Reports by Trustee to Holders.
If required by TIA § 313(a), within 60 days after March 1 of any year, commencing on the March 1 following the date of this Indenture, the Trustee shall mail to each Holder a brief report dated as of such date that complies with TIA § 313(a). The Trustee also shall comply with TIA § 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA § 313(c) and TIA § 313(d).
Reports pursuant to this Section 7.06 shall be transmitted by mail:
(1)    to all Holders of Securities, as the names and addresses of such Holders appear on the Registrar’s books; and
(2)    to such Holders of Securities as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose.
A copy of each report at the time of its mailing to Holders shall be filed with the Commission and each stock exchange on which the applicable series of Securities are listed. The Issuer shall promptly notify the Trustee, in writing, when the Securities of such series are listed on any stock exchange or delisted therefrom.
SECTION 7.07.    Compensation and Indemnity.
The Issuer and the Guarantors shall pay to the Trustee and the Agents from time to time compensation as agreed upon for its services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Issuer and the Guarantors shall reimburse the Trustee upon request for all disbursements, expenses and advances (including reasonable attorneys’ fees incurred prior to the occurrence of an Event of Default and all attorneys’ fees incurred following the occurrence of an Event of Default) incurred or made by it in connection with the Trustee’s duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee’s agents and external counsel incurred prior to the occurrence of an Event of Default and all compensation, disbursements and expenses of the Trustee’s agents and external counsel incurred following the occurrence of an Event of Default.
In the event of the occurrence of a Default or an Event of Default or the Trustee considering it expedient or necessary or being requested by the Issuer to undertake duties which the Trustee and the Issuer agree to be of an exceptional nature or agree to otherwise be outside the scope of the normal duties of the Trustee under this Indenture, the Issuer shall pay on demand to the Trustee such additional remuneration as shall be agreed between them. For the avoidance of doubt, any duties in connection with investments, the granting of consents or waivers, concurring in modifications, substitution of the Issuer or enforcement, or during the period post such enforcement, shall be deemed to be of an exceptional nature.
In the event of the Trustee and the Issuer failing to agree:
(a)    (in a case to which the first paragraph of this Section 7.07 applies) upon the amount of the remuneration; or
(b)    (in a case to which the second paragraph of this Section 7.07 applies) upon whether such duties shall be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under these presents, or upon such additional remuneration, such matters shall be determined by an independent financial institution or person with experience of the capital markets and of working with trustees (acting as an expert and not as an arbitrator) selected by the Trustee and approved by the Issuer or, failing such approval, nominated (on the application of the Trustee) by a Vice President of the London International Court of Arbitration (the expenses involved in such nomination and the fees of such investment bank being payable by the Issuer) and the determination of any such independent financial institution or person with experience of the capital markets and of working with trustees shall be final and binding upon the Trustee and the Issuer.
The Issuer and the Guarantors, jointly and severally, shall indemnify each of the Trustee, the Agents and their respective agents, employees, stockholders, directors and officers and any predecessor Trustee for, and hold each of them harmless against, any and all loss, damage, claim, liability or expense, including without limitation taxes (other than taxes based on the income of the Trustee) and reasonable attorneys’ fees and expenses incurred prior to the occurrence of an Event of Default and all attorneys’ fees and expenses incurred following the occurrence of an Event of Default (collectively, “Losses”) incurred by each of them in connection with the acceptance or administration of this Indenture or the performance of its duties under this Indenture or the exercise of its rights and powers under the Securities and the Guarantees, including the costs and expenses of enforcing this Indenture (including this Section 7.07), the Securities and the Guarantees or otherwise arising under this Indenture and including the costs and expenses (including reasonable attorneys’ fees incurred prior to the occurrence of an Event of Default and all attorneys’ fees incurred following the occurrence of an Event of Default) of defending itself against any claim (whether asserted by any Holder, the Issuer, any Guarantor or otherwise) or liability in connection with the exercise or performance of any of its rights, powers or duties hereunder (including, without limitation, settlement costs). The Trustee shall notify the Issuer and the Guarantors in writing promptly of any third-party claim of which a Responsible Officer of the Trustee has actual knowledge asserted against the Trustee for which it may seek indemnity (each, a “Third-Party Claim”); provided that the failure by the Trustee to so notify the Issuer and the Guarantors shall not relieve the Issuer and Guarantors of their obligations hereunder except to the extent the Issuer and the Guarantors are actually prejudiced thereby. Neither the Issuer nor any Guarantor need pay for any settlement or provide any indemnification for any other Losses associated therewith to the extent such settlement is made in connection with any Third-Party Claim without its consent, which consent may be withheld in its sole discretion. The Trustee shall have the right to its own counsel and the Issuer shall pay the reasonable fees and expenses incurred prior to the occurrence of an Event of Default and all attorneys’ fees and expenses incurred following the occurrence of an Event of Default of such counsel in connection with any Third-Party Claim to the extent the Trustee reasonably determines that a conflict of interest exists or is required in connection with the performance of its duties under this Indenture.
Notwithstanding the foregoing, the Issuer and the Guarantors need not reimburse the Trustee for any expense or indemnify it against any loss or liability to have been incurred by the Trustee through its own negligence, bad faith or willful misconduct.

To secure the payment obligations of the Issuer and the Guarantors in this Section 7.07, the Trustee and the Agents shall have a lien prior to the Securities on all money or property held or collected by the Trustee except for such money or property held in trust to pay principal of and interest on particular Securities. Such lien shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.
The obligations of the Issuer and the Guarantors under this Section 7.07 to compensate and indemnify the Trustee and the Agents and each predecessor Trustee and predecessor Agent and to pay or reimburse the Trustee and the Agents and each predecessor Trustee and predecessor Agent for expenses, disbursements and advances shall be joint and several liabilities of the Issuer and each of the Guarantors and shall survive the resignation or removal of the Trustee or the Agents and the satisfaction, discharge or other termination of this Indenture, including any termination or rejection hereof under any Bankruptcy Law or the Act on Court Confirmation of Extrajudicial Restructuring Plans.
When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(7) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any applicable Bankruptcy Law or the Act on Court Confirmation of Extrajudicial Restructuring Plans.
For purposes of this Section 7.07, the term “Trustee” shall include any trustee appointed pursuant to this Article Seven, provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder. The provisions of this Section 7.07 shall apply, mutatis mutandis, to any Person other than the Trustee acting as the Paying Agent, Registrar, and any other Agent under this Indenture.
SECTION 7.08.    Replacement of Trustee.
The Trustee may resign at any time by so notifying the Issuer and the Guarantors in writing and without bearing any costs incurred with respect to such resignation. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by notifying the Issuer and the removed Trustee in writing and may appoint a successor Trustee with the Issuer’s written consent, which consent shall not be unreasonably withheld. The Issuer may remove the Trustee at its election if:
(1)    the Trustee fails to comply with Section 7.10;
(2)    the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(3)    a receiver or other public officer takes charge of the Trustee or its property;
(4)    the Trustee otherwise becomes incapable of acting; or

(5)    where applicable, the Trustee would initiate or cause to have initiated proceedings pursuant to the Act on Court Confirmation of Extrajudicial Restructuring Plans.
If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee.
If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of a majority in principal amount of the outstanding Securities may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Trustee.
If the Trustee fails to comply with Section 7.10 with respect to any series of Securities, Holders holding at least 10% in principal amount of the Securities of any series may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee with respect to the applicable series of Securities.
A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Immediately following such delivery, the retiring Trustee shall, subject to its rights under Section 7.07, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.
SECTION 7.09.    Successor Trustee by Consolidation, Merger, etc.
If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, subject to Section 7.10, the successor corporation without any further act shall be the successor Trustee; provided that such entity shall be otherwise qualified and eligible under this Article Seven.
SECTION 7.10.    Eligibility; Disqualification.
There will at all times be a Trustee hereunder that is (a) a corporation organized and doing business under the laws of the United States, England and Wales or within the European Union; (b) authorized under such laws to exercise corporate trustee power; and (c) a corporation which customarily performs such corporate trustee roles and provides such corporate trustee services in transactions similar in nature to the offering of the Securities as described in any document utilized by the Issuer in connection with the sale of the Securities.

SECTION 7.11.    Preferential Collection of Claims Against Issuer.
The Trustee is subject to and shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.
SECTION 7.12.    Paying Agents.
The Issuer shall cause each Paying Agent (other than the initial Paying Agent appointed hereunder) to execute and deliver to it and the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 7.12:
(A)    that it will hold all sums held by it as agent for the payment of principal of, or premium, if any, or interest on, the Securities (whether such sums have been paid to it by the Issuer or by any obligor on the Securities) in trust for the benefit of Holders of the Securities or the Trustee;
(B)    that it will at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and
(C)    that it will give the Trustee written notice within three Business Days of any failure of the Issuer (or by any obligor on the Securities) in the payment of any installment of the principal of, premium, if any, or interest on, the Securities when the same shall be due and payable.
The Paying Agent and the Issuer undertake to respect and protect the confidentiality of all information acquired as a result of or pursuant to this Indenture and will not, without the other party’s written consent, disclose any such confidential information to a third party, unless it is required to do so by applicable law or regulation or is specifically authorized to do so under this Indenture, especially where the provision of such information is the object or part of the services to be provided by the Paying Agent. The Paying Agent will only ask for the information needed to fulfill its obligations in providing the services required of such Paying Agent under this Indenture. The Issuer may, at its request, access the data relating to it and will be entitled to have it amended. The data will be kept for the period which the Paying Agent is required to keep it by law. The Issuer expressly authorizes the transfer of such data to third parties or to the head office of the Paying Agent if such transmission is required to allow the Paying Agent to provide its services to Issuer, provided, however, that such third parties must be subject to obligations substantially similar to those contained in this Indenture regarding maintenance of confidentiality of such data. The Paying Agent shall be responsible for disclosure of such confidential information by any such third party in violation of those obligations.

SECTION 7.13.    Agents.
The rights, powers, duties and obligations and actions of each Agent under this Indenture are several and not (i) joint or (ii) joint and several.
Any Agent, including the Paying Agent hereunder, may resign and be discharged from its duties under this Indenture at any time by giving 30 days’ prior written notice of such resignation to the Trustee and the Issuer. The Trustee and the Issuer may remove any Agent at any time by giving 30 days’ prior written notice to such Agent; provided, however, that no prior notice shall be required for any removal of any Agent for good cause. Upon such notice, a successor Agent shall be appointed by the Issuer, who shall provide written notice of such to the Trustee. Such successor Agent shall become the Agent hereunder upon the resignation or removal date specified in such notice. If the Issuer is unable to replace the resigning Agent within 30 days after such notice (or, immediately upon removal in connection with any removal of an Agent for good cause), the Agent shall deliver any funds then held hereunder in its possession to the Trustee or may apply to a court of competent jurisdiction for the appointment of a successor Agent or for other appropriate relief. The costs and expenses (including its reasonable attorneys’ fees and expenses incurred prior to the occurrence of an Event of Default and all attorneys’ fees and expenses incurred following the occurrence of an Event of Default) incurred by the Agent in connection with such proceeding shall be paid by the Issuer. Upon receipt of the identity of the successor Agent, the Agent shall deliver any funds then held hereunder to the successor Agent, less the Agent’s fees, costs and expenses or other obligations owed to the Agent. Upon its resignation and delivery of any funds, the Agent shall be discharged of and from any and all further obligations arising in connection with this Indenture, but shall continue to enjoy the benefit of Section 7.07. The Issuer and the Agents acknowledge and agree that in the event of a Default or Event of Default, the Trustee may, by notice in writing to the Issuer and the Agents, require that the Agents act as agents of, and take instructions exclusively from, the Trustee. Until they have received such written notice from the Trustee, the Agents shall act solely as agents of the Issuer.
No Agent shall be liable for interest on any money received by it. Moneys held by Agents need not be segregated from other funds except to the extent required by law.
ARTICLE EIGHT
AMENDMENT, SUPPLEMENT AND WAIVER
SECTION 8.01.    Without Consent of Holders.
Notwithstanding Section 8.02, the Issuer, the Guarantors and the Trustee may modify and amend or supplement this Indenture, any series of Securities or the Guarantees without the consent of any Holder for any of the following purposes:
(1)    to evidence the succession pursuant to this Indenture of another Person to the Issuer or a Guarantor and the assumption by that Person of the covenants, agreements and obligations of the Issuer or such Guarantor, as applicable, in this Indenture and in the Securities, in each case, in accordance with the terms of this Indenture;
(2)    to surrender any right or power conferred upon the Issuer, to add further covenants, restrictions, conditions or provisions for the protection of the Holders, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions a Default or an Event of Default permitting the enforcement of all or any of the remedies provided in this Indenture;
(3)    to cure any ambiguity or to correct or supplement any provision contained in this Indenture, or any supplemental indenture, or in any Security that may be defective or inconsistent with any other provision contained in this Indenture, or any supplemental indenture, or in any Security;
(4)    to convey, transfer, assign, mortgage or pledge any property to or with the Trustee, or to make other provisions in regard to matters or questions arising under this Indenture as shall not adversely affect the interests of any Holders;
(5)    to permit the qualification of this Indenture or any supplemental indenture under the Trust Indenture Act, as then in effect, except this shall not permit or authorize the inclusion in any supplemental indenture of any provisions referred to in Section 316(a)(2) of the Trust Indenture Act;
(6)    to comply with Article Five of this Indenture;
(7)    to add Guarantees with respect to the Securities of any series or to secure the Securities of any series;
(8)    to make any change that does not adversely affect the rights of any Holder;
(9)    to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts under this Indenture by more than one trustee;
(10)    to establish the form or terms of Securities as permitted by this Indenture; and
(11)    to conform this Indenture or the Securities of any series to any provision of the “Description of the Notes” (or comparable) section of any document utilized by the Issuer in connection with the sale of the Securities to the extent that such provision in such “Description of the Notes” (or comparable) section of such document utilized by the Issuer in connection with the sale of the Securities was intended to be a verbatim recitation of a provision of this Indenture or the Securities of such series, which intent may be evidenced by an Officer’s Certificate to that effect.

After an amendment under this Section 8.01 becomes effective, the Issuer shall send to the Holders, by first-class mail or electronically if held by Common Depositary, to the address of such Holders appearing in the security register or otherwise in accordance with the procedures of the Common Depositary, a notice briefly describing the amendment. However, the Issuer’s failure to give such notice to all Holders, or any defect in such notice, will not impair or affect the validity of the amendment.
SECTION 8.02.    With Consent of Holders.
(a)    Except to the extent provided in Section 8.01 and Section 8.2(b), with respect to each series of Securities, (a) this Indenture, (b) such series of Securities or (c) any Guarantee issued under this Indenture with respect to such series of Securities, in each case, may be amended only with the consent of the Holders of at least a majority in aggregate principal amount of the respective series of Securities then outstanding and issued under this Indenture voting as a single class (including, without limitation, consents obtained in connection with a purchase of, tender offer or exchange offer for such series of Securities). In addition, with respect to each series of Securities, any existing Default or compliance with (x) any provision of this Indenture with respect to such series of Securities, (y) such series of Securities, or (z) any Guarantee issued under this Indenture with respect to such series of Securities, in each case, may be waived only with the consent of the Holders of a majority in aggregate principal amount of the respective series of Securities then outstanding and issued under this Indenture voting as a single class (including, without limitation, consents obtained in connection with a purchase of, tender offer or exchange offer for such series of Securities).
(b)    Notwithstanding Section 8.02(a), without the consent of each Holder of the respective series of Securities then outstanding and issued under this Indenture affected thereby voting as a single class with respect to such series of Securities (including, without limitation, consents obtained in connection with a purchase of, tender offer or exchange offer for Securities), an amendment or waiver may not (with respect to any Security held by a non-consenting Holder):
(1)    reduce the percentage in principal amount of the outstanding Securities whose Holders must consent to an amendment, modification, supplement or waiver to this Indenture or any Security;
(2)    reduce the rate of or extend the time for payment of interest on any Security;
(3)    reduce the principal of or extend the stated maturity of any Security;
(4)    reduce the premium payable upon the redemption of any Security or change the time at which any Security may or shall be redeemed in accordance with this Indenture;
(5)    make any Security payable in a currency other than that stated in such Security;

(6)    release any security that may have been granted in respect of the Securities following the initial issuance of the Securities in compliance with the terms of this Indenture;
(7)    other than in accordance with the provisions of this Indenture, eliminate any existing Guarantee;
(8)    impair the right to receive, and to institute suit for the enforcement of, any payment with respect to any Security; or
(9)    make any change in the provisions of this Indenture relating to the rights of the Holders of a majority in principal amount of the Securities to direct the Trustee in the exercise of remedies or to waive defaults or in the provisions of this Indenture relating to modification of this Indenture with the consent of the Holders of the Securities.
(c)    It shall not be necessary for the consent of the Holders under this Section 8.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.
(d)    After an amendment, supplement or waiver under this Section 8.02 becomes effective, the Issuer shall send to the Holders of the applicable series of Securities a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.
SECTION 8.03.    Compliance with Trust Indenture Act.
Every amendment or supplement to this Indenture, the Securities or the Guarantees shall comply with the TIA as then in effect.
SECTION 8.04.    Revocation and Effect of Consents.
(a)    After an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of a Security is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Security or portion thereof, and of any Security issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Security.
(b)    The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date unless the consent of the requisite number of Holders has been obtained.

(c)    After an amendment, supplement, waiver or other action under Section 8.01 or Section 8.02 becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (9) of Section 8.02(b). In that case the amendment, supplement, waiver or other action shall bind each Holder of the applicable series of such Security who has consented to it and every subsequent Holder or portion of a Security that evidences the same debt as the consenting Holder’s Security.
SECTION 8.05.    Notation on or Exchange of Securities.
If an amendment, supplement, or waiver changes the terms of a Security of any series, the Trustee (in accordance with the specific written direction of the Issuer) shall request the Holder of the series of such Security (in accordance with the specific written direction of the Issuer) to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Security shall issue, the Guarantors shall endorse and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate, the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.
SECTION 8.06.    Trustee To Sign Amendments, etc.
The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article Eight if the amendment, supplement or waiver does not affect the rights, duties, liabilities or immunities of the Trustee. If it does affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may in its absolute discretion, but need not, sign such amendment, supplement or waiver. Notwithstanding anything herein to the contrary, in signing or refusing to sign an amendment, supplement or waiver the Trustee shall be entitled to receive and, subject to Section 7.01, shall be fully protected in relying upon an Officer’s Certificate and an Opinion of Counsel each stating, in addition to the matters required by Section 11.05, that the execution of such amendment, supplement or waiver is authorized or permitted by this Indenture and an Opinion of Counsel stating that such amendment, supplement or waiver is a legal, valid and binding obligation of the Issuer and the Guarantors, enforceable against the Issuer and the Guarantors in accordance with its terms (subject to customary exceptions).
ARTICLE NINE
DISCHARGE OF INDENTURE; DEFEASANCE
SECTION 9.01.    Discharge of Indenture.
This Indenture will be discharged and will cease to be of further effect as to a series of Securities and Guarantees, and the Trustee, at the expense of the Issuer, will execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to such series of Securities and the associated Guarantees when all amounts due to the Trustee shall have been paid and either:
(1)    the Issuer delivers to the Trustee all outstanding Securities of such series issued under this Indenture (other than (i) Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.09 hereof and (ii) Securities of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) for cancellation; or
(2)    (a) all Securities of such series outstanding under this Indenture (I) have become due and payable, whether at maturity or as a result of the sending of a notice of redemption, or (II) will become due and payable within one year, or are to be called for redemption within one year, under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor irrevocably deposits with the Paying Agent such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal of, premium, if any, and interest on the Securities of such series outstanding under this Indenture on the maturity date or on the applicable optional redemption date, as the case may be; (b) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit shall not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound; (c) the Issuer or any Guarantor has paid or caused to be paid all sums payable by the Issuer or any Guarantor under this Indenture with respect to such series of Securities; and (d) the Issuer have delivered (I) irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Securities of such series at maturity or the redemption date, as the case may be, and (II) an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with and that such satisfaction and discharge does not result in a default under any agreement or instrument then known to such counsel which binds or affects the Issuer.
The Trustee shall acknowledge satisfaction and discharge of this Indenture with respect to such series of Securities on demand of and at the expense of the Issuer.
Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer in Article Two and in Sections 4.01, 4.02, 7.07, 9.05 and 9.06 shall survive such satisfaction and discharge.
SECTION 9.02.    Legal Defeasance.
The Issuer may, at its option and at any time, elect to have all of its obligations and the obligations of the Guarantors discharged with respect to a series of Securities outstanding on a date the conditions set forth in Section 9.04 are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer will be deemed to have paid and discharged the entire indebtedness represented by the outstanding Securities of the applicable series and to have satisfied all their other obligations under such series of Securities and this Indenture insofar as such series of Securities are concerned (and the Trustee, at the expense of the Issuer, shall, subject to Section 9.06, execute instruments in form and substance reasonably satisfactory to the Trustee and the Issuer acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder:
(1)    the rights of the Holders of a series of Securities outstanding under this Indenture to receive solely from the trust described in Section 9.04 and as more fully set forth in Section 9.04, payments in respect of the principal amount of, premium, if any, and interest on such series of Securities when such payments are due,
(2)    the Issuer’s obligations with respect to such Securities under Article Two and Sections 4.02, 4.03 and 4.05,
(3)    the rights, powers, trusts, duties, and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee under or pursuant to Section 7.07) and the Issuer’s obligations in connection therewith, and
(4)    this Article Nine.
Concurrently with any Legal Defeasance, the Issuer may, at its further option, cause to be terminated, as of the date on which such Legal Defeasance occurs, all of the obligations under any or all of the Guarantees with respect to such series of Securities, if any, then existing and obtain the release of the Guarantees of any or all Guarantors with respect to such series of Securities. In order to exercise such option regarding a Guarantee, the Issuer shall provide the Trustee with written notice of its desire to terminate such Guarantee prior to the delivery of the Opinions of Counsel referred to in Section 9.04.
Subject to compliance with this Article Nine, the Issuer may exercise its option under this Section 9.02 with respect to the Securities of a series notwithstanding the prior exercise of its option under Section 9.03 below with respect to the Securities of such series.
SECTION 9.03.    Covenant Defeasance.
The Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors under Sections 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, and 5.01(a) released with respect to the outstanding Securities of a series on a date the conditions set forth in Section 9.04 are satisfied (hereinafter, “Covenant Defeasance”). For this purpose, Covenant Defeasance means that, with respect to the outstanding Securities of such series, the Issuer may fail to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a

Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture, the Securities and the Guarantees shall be unaffected thereby. In addition, upon the Issuer’s exercise of the option in this Section 9.03, subject to the satisfaction of the conditions set forth in Section 9.04, Sections 6.01(3), (4), (5) and (6) shall not constitute Events of Default with respect to such series of Securities.
Notwithstanding any discharge or release of any obligations under this Indenture pursuant to Section 9.02 or this Section 9.03, the Issuer’s obligations in Article Two and Sections 7.07, 9.05, 9.06, 9.07 and 9.08 shall survive until such time as the Securities of such series have been paid in full. Thereafter, the Issuer’s obligations in Sections 7.07, 9.05, 9.07 and 9.08 shall survive.
SECTION 9.04.    Conditions to Defeasance or Covenant Defeasance.
The following shall be the conditions to application of Section 9.02 or Section 9.03 to such series of Securities outstanding:
(1)    the Issuer must irrevocably deposit with the Trustee or such entity appointed or designated (as Agent) by the Trustee for this purpose, in trust, for the benefit of the Holders of such series of Securities issued under this Indenture, cash in euros, European Government Obligations, other applicable currency, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants (such opinion shall be delivered to the Trustee, and upon which the Trustee shall have no liability in relying), to pay the principal, premium, if any, and interest on such series of Securities outstanding under this Indenture on the stated maturity or on the applicable optional redemption date, as the case may be, and the Issuer must specify whether such Securities are being defeased to maturity or to a particular redemption date;
(2)    in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States (upon which the Trustee shall have no liability in relying) confirming that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the applicable Issue Date, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the beneficial owners of such series of Securities outstanding under this Indenture will not recognize income, gain or loss for United States federal income tax purposes as a result of such Legal Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(3)    in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States (upon which the Trustee shall have no liability in relying) confirming that the beneficial owners of such series of Securities outstanding under this Indenture will not recognize income, gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(4)    no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;
(5)    such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;
(6)    the Issuer must deliver to the Trustee an Officer’s Certificate (upon which the Trustee shall have no liability in relying) stating that the deposit was not made by the Issuer with the intent of preferring the Holders of Securities of such series issued under this Indenture over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and
(7)    the Issuer must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel upon which the Trustee shall have the right to rely, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.
SECTION 9.05.    Deposited Money and European Government Obligations To Be Held in Trust.
All money and European Government Obligations (including the proceeds thereof) deposited with the Trustee or such entity appointed or designated (as Agent) by the Trustee for this purpose pursuant to Section 9.04 in respect of the outstanding Securities of a series shall be held in trust and applied by the Trustee, in accordance with the provisions of the Securities of such series and this Indenture, to the payment, either directly or through any Paying Agents, to the Holders of the Securities of such series, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.
The Issuer and the Guarantors shall (on a joint and several basis) pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the European Government Obligations deposited pursuant to Section 9.04 or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities of the applicable series.
Anything in this Article Nine to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon a request of the Issuer any money or European Government Obligations held by it as provided in Section 9.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
SECTION 9.06.    Reinstatement.
If the Trustee or any Paying Agent is unable to apply any money or European Government Obligations in accordance with Section 9.01, 9.02 or 9.03 by reason of any legal proceeding or by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and each Guarantor’s obligations under this Indenture, the applicable series of the Securities and the associated Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article Nine until such time as the Trustee or such Paying Agent is permitted to apply all such money or European Government Obligation in accordance with Section 9.01; provided that if the Issuer or the Guarantors have made any payment of principal of, premium, if any, or accrued interest on any Securities because of the reinstatement of their obligations, the Issuer or the Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or European Government Obligations held by the Trustee or any Paying Agent.
SECTION 9.07.    Moneys Held by Paying Agent.
In connection with the satisfaction and discharge of this Indenture, all moneys and European Government Obligations then held by any Paying Agent under the provisions of this Indenture shall, upon written demand of the Issuer, be paid or delivered to the Trustee, or if sufficient moneys and European Government Obligations have been deposited pursuant to Section 9.04, to the Issuer upon a request of the Issuer (or, if such moneys and European Government Obligations had been deposited by the Guarantors, to such Guarantors), and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.
SECTION 9.08.    Moneys Held by Trustee.
Any moneys and European Government Obligations deposited with the Trustee or any Paying Agent or then held by the Issuer or the Guarantors in trust for the payment of the principal of, or premium, if any, or interest on any Security that are not applied but remain unclaimed by the Holder of such Security for two years after the date upon which the principal of, or premium, if any, or interest on such Security shall have respectively become due and payable shall be repaid or returned to the Issuer (or, if appropriate, the Guarantors) upon a request of the Issuer, or if such moneys and European Government Obligations are then held by the Issuer or the Guarantors in trust, such moneys and European Obligations shall be released from such trust; and the Holder of such Security entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Issuer and the Guarantors for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust moneys and European Government Obligations shall thereupon cease; provided that the Trustee or any such Paying Agent, before being required to make any such repayment, may, at the expense of the Issuer and the Guarantors, either mail to each Holder affected, at the address shown in the register of the Securities of the applicable series maintained by the Registrar pursuant to Section 2.07, or cause to be published once a week for two successive weeks, in one newspaper published in the English language, customarily published each Business Day and of general circulation in The City of New York, the State of New York, a notice that such moneys and/or European Government Obligations remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys and/or European Obligations then remaining will be repaid or returned to the Issuer. After payment or return to the Issuer or the Guarantors or the release of any moneys and European Government Obligations held in trust by the Issuer or any Guarantors, as the case may be, Holders entitled thereto must look only to the Issuer and the Guarantors for payment as general creditors unless applicable abandoned property law designates another Person.
ARTICLE TEN
GUARANTEE OF SECURITIES
SECTION 10.01.    Guarantee.
The Guarantors, by execution of this Indenture, jointly and severally, guarantee to each Holder and to the Trustee (i) the due and punctual payment of the principal of, premium, if any, and interest on each Security, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest on the Securities, to the extent lawful, and the due and punctual payment of all other obligations and due and punctual performance of all obligations of the Issuer to the Holders or the Trustee all in accordance with the terms of such Security and this Indenture and (ii) in the case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise. Each Guarantor, by execution of this Indenture, agrees that, subject only to the applicable provisions, if any, of Section 10.06, its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Security or this Indenture, any failure to enforce the provisions of any such Security or this Indenture, any waiver, modification or indulgence granted to the Issuer with respect thereto by the Holder of such Security, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or such Guarantor. Each Guarantor further agrees that its Guarantee herein constitutes a Guarantee of payment when due (and not a Guarantee of collection).
Each Guarantor hereby waives diligence, presentment, demand for payment, filing of claims with a court in the event of merger, bankruptcy or restructuring pursuant to the Act on Court Confirmation of Extrajudicial Restructuring Plans of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to any such Security or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged as to any such Security except by payment in full of the principal thereof and interest thereon. Each Guarantor hereby agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.
The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Trustee or any Holder under the Guarantees.
SECTION 10.02.    Execution and Delivery.
To further evidence the Guarantee set forth in Section 10.01, each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Guarantor by an Officer thereof.
Each of the Guarantors hereby agrees that its Guarantee set forth in Section 10.01 shall be in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee.
If an Officer of a Guarantor whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Security or at any time thereafter, such Guarantor’s Guarantee of such Security shall be valid nevertheless.
The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of the Guarantor.
SECTION 10.03.    Release of Guarantors.
A Guarantor will be released and relieved from all its obligations under a Guarantee, without any action required on the part of the Trustee or any Holder, upon such Guarantor ceasing to guarantee or to be an obligor with respect to the Senior Unsecured Credit Agreement, the CAD Note, and any other Credit Facility Debt or Capital Markets Debt. In addition, a Guarantor will be released and relieved from all its obligations under a Guarantee in the following circumstances, each of which is permitted by this Indenture:
(1)    upon the sale or other disposition (including by way of consolidation or merger), in one transaction or a series of related transactions, of a majority of the total Voting Stock of such Guarantor (other than to the Issuer or any of its Affiliates); or

(2)    upon the sale or disposition of all or substantially all the Property of such Guarantor (other than to any of the Issuer’s Affiliates or another Guarantor);
provided, however, that, in each case, after giving effect to such transaction, such Guarantor is no longer liable for any Guarantee or other obligations in respect of any of the Issuer’s or its Subsidiaries’ Credit Facility Debt or Capital Markets Debt.
The Guarantee of a Guarantor also will be released upon legal defeasance, covenant defeasance or discharge of this Indenture in accordance with Article Nine.
If the Guarantee of any Guarantor is deemed to be released or is automatically released, the Issuer shall deliver to the Trustee an Officer’s Certificate stating the identity of the released Guarantor, the basis for release in reasonable detail, and that such release complies with this Indenture. At the request of the Issuer, and upon delivery to the Trustee of an Officer’s Certificate and an Opinion of Counsel that a Guarantor has been released and that execution by the Trustee of an appropriate instrument evidencing the release of such Guarantor from its Guarantee complies with this Indenture, the Trustee shall, at the expense of the Issuer, execute any documents reasonably requested by either the Issuer or a Guarantor in order to evidence the release of such Guarantor from its obligations under its Guarantee endorsed on the Securities and under this Article Ten (it being understood that the failure to obtain any such instrument shall not impair any automatic release pursuant to this Section 10.03).
SECTION 10.04.    Waiver of Subrogation.
Each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Issuer that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under its Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Securities against the Issuer, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or Security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Securities shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Securities, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Securities, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.04 is knowingly made in contemplation of such benefits.
SECTION 10.05.    Notice to Trustee.
The Issuer or any Guarantor shall give prompt written notice to the Trustee of any fact known to such Issuer or any such Guarantor which would prohibit the making of any payment to or by the Trustee at its Corporate Trust Office in respect of the Guarantees. Notwithstanding the provisions of this Article Ten or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Guarantees, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Issuer no later than three Business Days prior to such payment; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of this Section 10.05, and subject to the provisions of Sections 7.01 and 7.02, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice referred to in this Section 10.05 at least three Business Days prior to the date upon which by the terms hereof any such payment may become payable for any purpose under this Indenture (including, without limitation, the payment of the principal of, premium, if any, or interest on any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it less than three Business Days prior to such date.
SECTION 10.06.    Limitation on Liability of Guarantors.
Each Guarantor, and by its acceptance hereof, each Holder and the Trustee, hereby confirm that it is the intention of all such parties that the Guarantee of a Guarantor does not constitute a fraudulent transfer or conveyance for purposes of Title 11 of the United States Code, as amended, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. Federal or state or other applicable law. To effectuate the foregoing intention, each Holder and each Guarantor hereby irrevocably agree that the obligations of a Guarantor under its Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor result in the obligations of such Guarantor not constituting such a fraudulent transfer or conveyance.
ARTICLE ELEVEN
MISCELLANEOUS
SECTION 11.01.    Notices.
Except for notice or communications to Holders, any notice or communication shall be given in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, addressed as follows:

If to the Issuer or any Guarantor:
c/o LKQ Corporation
500 West Madison Street
Chicago, Illinois 60661
Facsimile: (312) 207-1529
Attention: General Counsel
With copies (which shall not constitute notice for purposes of this Section 11.01) to:
Sheppard Mullin Richter & Hampton LLP
70 West Madison Street
Chicago, Illinois 60602
Facsimile: (312) 499-4733
Attention: Kenneth Peterson
If to the Trustee:
[_____________________]
If to the Paying Agent or the Registrar:
[_____________________]
The Issuer, the Guarantors, the Trustee, the Paying Agent, or the Registrar by written notice to the others may designate additional or different addresses for subsequent notices or communications.
All notices and communications (other than those sent to Holders) shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee); when answered back, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.
The Trustee shall accept and act upon instructions, directions, reports, notices and other communications or information pursuant to this Indenture sent by unsecured electronic transmissions (including email and .pdf attachments); provided that (i) the Trustee shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such electronic transmission; and the Trustee shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information and (ii) each other party agrees to assume all risks arising out of the use of electronic methods to submit instructions, directions, reports, notices or other communications or information to the Trustee, including the risk of the Trustee acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties.
Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Where this Indenture or any Security provides for notice of any event (including any notice of redemption or repurchase) to a Holder of a Global Security (whether by mail or otherwise), such notice shall be sufficiently given if given to the Common Depositary (or its designee) pursuant to the standing instructions from the Common Depositary or its designee, including by electronic mail in accordance with applicable Common Depositary procedures.
If a notice or communication to a Holder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.
In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.
Notwithstanding anything herein to the contrary, any notice to the Trustee shall be deemed given when actually received.
SECTION 11.02.    Communications by Holders with Other Holders.
Within 5 Business Days after the receipt by the Trustee of written notice by any three or more Holders stating that such Holders desire to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and such notice is accompanied by (i) a copy of the form of proxy or other communication which such Holders propose to transmit, and (ii) reasonable proof that each such Holder has owned a Security for a period of at least six months preceding the date of such notice, the Trustee shall, at its election, either:
(A)    afford to such Holders access to all information so furnished to or received by the Trustee; or
(B)    inform such Holders as to the approximate number of other Holders of Securities according to the most recent information so furnished to or received by the Trustee, and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in the notice.

If the Trustee elects not to afford to such Holders access to such information, the Trustee will, upon the written request of such Holders, mail to all such Holders copies of the form of proxy or other communication which is specified in such notice, with reasonable promptness after receipt by the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of such mailing, unless within five days after such receipt, the Trustee shall mail to such Holder a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion.
The disclosure of any such information as to the names and addresses of the Holders in accordance with the provisions of this Section 11.02, regardless of the source from which such information was derived, shall not be deemed to be a violation of any existing law, nor shall the Trustee, the Issuer, the Guarantors, the Registrar, and Paying Agent or any other Agent hereunder be held accountable by reason of mailing any material pursuant to a request made under this Section 11.02.
SECTION 11.03.    Other Communications by Holders with Other Holders.
Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Issuer, the Guarantors, the Trustee, the Registrar, the Paying Agent, each Agent and anyone else shall have the protection of TIA § 312(c)
SECTION 11.04.    Certificate and Opinion as to Conditions Precedent.
Upon any request or application by the Issuer or any Guarantor to the Trustee to take any action under this Indenture, such Issuer or such Guarantor shall furnish to the Trustee:
(1)    an Officer’s Certificate (which shall include the statements set forth in Section 11.05 below) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and
(2)    an Opinion of Counsel (which shall include the statements set forth in Section 11.05 below) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.
SECTION 11.05.    Statements Required in Certificate and Opinion.
Each certificate and opinion with respect to compliance by or on behalf of the Issuer or any Guarantor with a condition or covenant provided for in this Indenture shall include:
(1)    a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(3)    a statement that, in the opinion of such Person, it or he has made such examination or investigation as is necessary to enable it or him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(4)    a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.
SECTION 11.06.    Rules by Trustee and Agents.
The Trustee may make reasonable rules for action by or meetings of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.
SECTION 11.07.    Business Days; Legal Holidays.
A “Business Day” is a day that is not a Legal Holiday. A “Legal Holiday” is a Saturday, a Sunday or other day on which commercial banks in The City of New York, the State of New York, London, United Kingdom or The Netherlands are authorized or required by law to close; provided, however, that for any payments to be made under this Indenture, such day shall also be a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET2) payment system is open for the settlement of payments. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.
SECTION 11.08.    Governing Law.
This Indenture, the Securities and the Guarantees shall be governed by and construed in accordance with the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.
SECTION 11.09.    No Adverse Interpretation of Other Agreements.
This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Issuer, the Parent Guarantor or any of their respective Subsidiaries. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.
SECTION 11.10.    Successors.
All agreements of the Issuer and the Guarantors in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee, any additional trustee and any Agents in this Indenture shall bind its successor.

SECTION 11.11.    Delivery.
The exchange of copies of this Indenture by facsimile or PDF transmission shall constitute effective delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.
SECTION 11.12.    Table of Contents, Headings, etc.
The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
SECTION 11.13.    Separability.
Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 11.14.    Waiver of Jury Trial.
THE ISSUER, THE GUARANTORS, THE TRUSTEE, THE PAYING AGENT, THE REGISTRAR, AND EACH HOLDER OF A SECURITY BY ITS ACCEPTANCE THEREOF, IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES, THE GUARANTEES OR ANY TRANSACTION CONTEMPLATED HEREBY.
SECTION 11.15.    Force Majeure.
In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, pandemics, epidemics, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances
SECTION 11.16.    U.S.A. PATRIOT Act.
The Issuer and the Guarantors acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee and the Agents, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee or the Agents. The parties to this Indenture agree that they will provide the Trustee and/or the Agents with such information as it may request in order for the Trustee and/or the Agents to satisfy the requirements of the U.S.A. PATRIOT Act.
SECTION 11.17.    Trust Indenture Act Controls.
If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.
The provisions of TIA §§ 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein
SECTION 11.18.    Judgement Currency.
Any payment on account of an amount that is payable in euros which is made to or for the account of any Holder or the Trustee in lawful currency of any other jurisdiction (the “Judgment Currency”), whether as a result of any judgment or order or the enforcement thereof or the liquidation of the Issuer or any Guarantor, shall constitute a discharge of the Issuer or the Guarantor’s obligation under this Indenture and the Securities or the associated Guarantee, as the case may be, only to the extent of the amount of euros which such Holder or the Trustee, as the case may be, could purchase in the London foreign exchange markets with the amount of the Judgment Currency in accordance with normal banking procedures at the rate of exchange prevailing on the first business day following receipt of the payment in the Judgment Currency. If the amount of euros that could be so purchased is less than the amount of euros originally due to such Holder or the Trustee, as the case may be, the Issuer and the Guarantors shall indemnify and hold harmless the Holder or the Trustee, as the case may be, from and against all loss or damage arising out of, or as a result of, such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Indenture or the Securities, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder or the Trustee from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.
[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

LKQ DUTCH BOND B.V.,
as Issuer

By:
Name:
Title:
SIGNATURE PAGE TO INDENTURE

LKQ CORPORATION
A&A AUTO PARTS STORES, INC.
AMERICAN RECYCLING INTERNATIONAL, INC.
ASSURED QUALITY TESTING SERVICES, LLC
AUTOMOTIVE CALIBRATION & TECHNOLOGY SERVICES, LLC
DRIVERFX.COM, INC.
EARL OWEN CO.
FINISHMASTER, INC.
GLOBAL POWERTRAIN SYSTEMS, LLC
KAIR IL, LLC
KAO LOGISTICS, INC.
KAO WAREHOUSE, INC.
KEYSTONE AUTOMOTIVE INDUSTRIES, INC.
KEYSTONE AUTOMOTIVE OPERATIONS, INC.
KEYSTONE AUTOMOTIVE OPERATIONS OF CANADA, INC.
KPGW CANADIAN HOLDCO, LLC
LKQ AUTO PARTS OF CENTRAL CALIFORNIA, INC.
LKQ BEST AUTOMOTIVE CORP.
LKQ CENTRAL, INC.
LKQ FOSTER AUTO PARTS, INC.
LKQ INVESTMENTS, INC.
LKQ LAKENOR AUTO & TRUCK SALVAGE, INC.
LKQ MIDWEST, INC.
LKQ NORTHEAST, INC.
LKQ PICK YOUR PART CENTRAL, LLC
LKQ PICK YOUR PART MIDWEST, LLC
LKQ PICK YOUR PART SOUTHEAST, LLC
LKQ SOUTHEAST, INC.
LKQ TAIWAN HOLDING COMPANY
LKQ TRADING COMPANY
NORTH AMERICAN ATK CORPORATION
PICK-YOUR-PART AUTO WRECKING
POTOMAC GERMAN AUTO, INC.
REDDING AUTO CENTER, INC.
UNI-SELECT USA HOLDINGS, INC.
UNI-SELECT USA LLC
SIGNATURE PAGE TO INDENTURE

each as a Guarantor

By:
Name:
Title:
SIGNATURE PAGE TO INDENTURE

WARN INDUSTRIES, INC.,
as a Guarantor

By:
Name:
Title:
SIGNATURE PAGE TO INDENTURE

[____________________], as Trustee

By:
Name:
Title:
SIGNATURE PAGE TO INDENTURE

[___________________], in its capacity as Paying Agent and Registrar

By:
Name:
Title:
SIGNATURE PAGE TO INDENTURE

EXHIBIT A
[FORM OF LEGEND FOR GLOBAL SECURITY]
Any Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:
THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE COMMON DEPOSITARY OR A NOMINEE OF A COMMON DEPOSITARY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE COMMON DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE COMMON DEPOSITARY TO A NOMINEE OF THE COMMON DEPOSITARY OR BY A NOMINEE OF THE COMMON DEPOSITARY TO THE COMMON DEPOSITARY OR ANOTHER NOMINEE OF THE COMMON DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF [_____________________] (THE “COMMON DEPOSITARY”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF [_____________________] OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY (AND ANY PAYMENT IS MADE TO [_____________________] OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, [_____________________], HAS AN INTEREST HEREIN.
A-1

EXHIBIT B
FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS
SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                     , among                      (the “Guaranteeing Subsidiary”), a subsidiary of LKQ Corporation (or its permitted successor), a Delaware corporation (the “Parent Guarantor”), LKQ Dutch Bond B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands (the “Issuer”), the other Guarantors (as defined in the Indenture referred to herein), [_____________________], as trustee under the Indenture referred to below (the “Trustee”), and [_____________________], as paying agent and registrar.
W I T N E S S E T H
WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture, dated as of [_______], 2024 (the “Indenture”), providing for the issuance of the Issuer’s     % [Notes] due     (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s Obligations under the Securities and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and
WHEREAS, pursuant to Section 8.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.    CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Guarantee and in the Indenture including but not limited to Article Ten thereof.
4.    NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator member of the Board of Directors or holder of Capital Stock of the Issuer or of any Guarantor, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, this Supplemental Indenture or the Guarantees or for any claim based on, in
B-1

respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability.
5.    THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
6.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
7.    THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuer.
[Remainder of Page Intentionally Blank]
B-2

EXHIBIT B
[FORM OF COMPLIANCE CERTIFICATE]
OFFICER’S CERTIFICATE
OF LKQ CORPORATION
____________, 20___
[_____________________]
Attention: Corporate Trust
The undersigned, _________________, __________________ of LKQ Corporation (the “Parent Guarantor”), hereby certifies in such capacity (and not individually), (a) s/he has read the covenants and conditions set forth in the Indenture, dated as of [_______], 2024 (the “Indenture”), by and among LKQ Dutch Bond B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands (the “Issuer”), LKQ Corporation, a Delaware corporation (the “Parent Guarantor”), the Subsidiary Guarantors (as defined below), [________________], as trustee (the “Trustee”), and [________________], as paying agent and registrar, relating to the Compliance Certificate described in Section 4.06 of the Indenture, and the definitions therein and the other provisions of the Indenture related thereto, (b) the statements made in this Officer’s Certificate are based upon an examination of and familiarity with the Indenture, upon his/her general knowledge of and familiarity with the operation of the Issuer and upon the performance of his/her duties as an Officer of the Issuer and/or the Guarantors (including the Parent Guarantor), (c) in his/her opinion, s/he has made such examination or investigation as s/he believes is necessary to enable him/her to express an informed opinion as to whether or not all conditions and covenants, if any, relating to the Compliance Certificate described in Section 4.06 have been complied with and (d) in his/her opinion, all conditions and covenants, if any, relating to the Compliance Certificate described in Section 4.06 of the Indenture have been satisfied.
A review of the activities of the Parent Guarantor and its Subsidiaries (including the Issuer) during the preceding Fiscal Year has been made under the supervision of the signing Officer with a view to determining whether the Parent Guarantor and the Issuer has kept, observed, performed and fulfilled its obligations under the Indenture. The Officer signing this Officer’s Certificate hereby further certifies that, to the best of his/her knowledge, based upon such review, without giving effect to any applicable grace periods, the Issuer has fulfilled all obligations under the Indenture.
Furthermore, the Significant Subsidiaries of the Parent Guarantor as of the most recently completed Fiscal Year are listed in Annex A to this Compliance Certificate.

Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Indenture.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on this ____day of _____________, 20___.

Name:
Title:

ANNEX A
SIGNIFICANT SUBSIDIARIES